                                                                     EXHIBIT 4.1





________________________________________________________________________________


                                 NS GROUP, INC.


                                       TO


                    THE HUNTINGTON NATIONAL BANK, as Trustee




                              ___________________


                               Form of Indenture

                           Dated __________ __, 1995

                              ____________________



                                  $125,000,000


                     ______% Senior Secured Notes due 2003


________________________________________________________________________________

                 Certain Sections of this Indenture relating to
                        Sections 310 through 318 of the
                          Trust Indenture Act of 1939:


Trust Indenture                                               Indenture
  Act Section                                                 Section(s)
- ---------------                                               -----------
Section  310(a)(1)  . . . . . . . . . . . . . . . . . .       9.9
       (a)(2) . . . . . . . . . . . . . . . . . . . . .       9.9
       (a)(3) . . . . . . . . . . . . . . . . . . . . .       Not applicable
       (a)(4) . . . . . . . . . . . . . . . . . . . . .       Not applicable
       (a)(5) . . . . . . . . . . . . . . . . . . . . .       9.9
       (b)    . . . . . . . . . . . . . . . . . . . . .       9.8; 9.10
       (c)    . . . . . . . . . . . . . . . . . . . . .       Not applicable
Section  311(a) . . . . . . . . . . . . . . . . . . . .       9.13
       (b)    . . . . . . . . . . . . . . . . . . . . .       9.13
       (c)    . . . . . . . . . . . . . . . . . . . . .       Not applicable
Section  312(a) . . . . . . . . . . . . . . . . . . . .       10.1; 10.2(a)
       (b)    . . . . . . . . . . . . . . . . . . . . .       10.2(b)
       (c)    . . . . . . . . . . . . . . . . . . . . .       10.2(c)
Section  313(a) . . . . . . . . . . . . . . . . . . . .       10.3(a)
       (a)(4) . . . . . . . . . . . . . . . . . . . . .       1.1
       (b)    . . . . . . . . . . . . . . . . . . . . .       10.3(a)
       (c)    . . . . . . . . . . . . . . . . . . . . .       10.3(a)
       (d)    . . . . . . . . . . . . . . . . . . . . .       10.3(b)
Section  314(a) . . . . . . . . . . . . . . . . . . . .       10.4
       (a)(4) . . . . . . . . . . . . . . . . . . . . .       6.5
       (b)    . . . . . . . . . . . . . . . . . . . . .       12.2
       (c)(1) . . . . . . . . . . . . . . . . . . . . .       13.4
       (c)(2) . . . . . . . . . . . . . . . . . . . . .       13.4
       (c)(3) . . . . . . . . . . . . . . . . . . . . .       13.4
       (d)    . . . . . . . . . . . . . . . . . . . . .       12.2; 12.3; 12.4;
                                                              12.5; 13.2; 13.3;
                                                              13.4; 13.5
       (e)    . . . . . . . . . . . . . . . . . . . . .       13.6
       (f)    . . . . . . . . . . . . . . . . . . . . .       Not applicable
Section  315(a) . . . . . . . . . . . . . . . . . . . .       9.1
       (b)    . . . . . . . . . . . . . . . . . . . . .       9.2
       (c)    . . . . . . . . . . . . . . . . . . . . .       9.1
       (d)    . . . . . . . . . . . . . . . . . . . . .       9.1
       (e)    . . . . . . . . . . . . . . . . . . . . .       8.14
Section  316(a) . . . . . . . . . . . . . . . . . . . .       1.1
       (a)(1)(A)  . . . . . . . . . . . . . . . . . . .       8.2; 8.12
       (a)(1)(B)  . . . . . . . . . . . . . . . . . . .       8.13
       (a)(2) . . . . . . . . . . . . . . . . . . . . .       Not applicable

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Trust Indenture                                            Indenture
  Act Section                                              Section(s)
- ---------------                                            -----------
       (b)    . . . . . . . . . . . . . . . . . . . . .    8.8
       (c)    . . . . . . . . . . . . . . . . . . . . .    1.4
Section  317(a)(1)  . . . . . . . . . . . . . . . . . .    8.3
       (a)(2) . . . . . . . . . . . . . . . . . . . . .    8.4
       (b)    . . . . . . . . . . . . . . . . . . . . .    6.26
Section  318(a) . . . . . . . . . . . . . . . . . . . .    1.7

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


                                                                                                        Page(s)


                                                     ARTICLE I
                 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION  . . . . . . . . . . . . . .     1
                 SECTION 1.1.
                     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                 "Accounts Receivable"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                 "Acquired Debt"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                 "Act"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                 "Affiliate"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                 "Appraiser"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                 "Asset Acquisition"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 "Asset Disposition" or "Asset Sale"   . . . . . . . . . . . . . . . . . . . . . . . .    3
                 "Average Life"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 "Asset Sale Offer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 "Asset Sale Payment Date"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 "Authenticating Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 "Available Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 "Bankruptcy Law"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 "Board of Directors"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 "Board Resolution"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 "Business Day"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 "Capital Lease Obligations"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 "Capital Stock"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 "Cash Equivalents"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 "Caster Loan"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 "Change of Control"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 "Change of Control Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 "Change of Control Offer"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 "Change of Control Payment Date"  . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 "Collateral"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 "Collateral Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 "Collateral Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 "Collateral Proceeds"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 "Commission"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 "Common Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 "Company"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 "Company Obligations"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 "Company Request" or "Company Order"  . . . . . . . . . . . . . . . . . . . . . . . .    6
                 "Condemnation Award"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 "Consolidated EBITDA Coverage Ratio"  . . . . . . . . . . . . . . . . . . . . . . . .    7

                                                                                                       Page(s)
                                                                                                       -------
                 "Consolidated Income Tax Expense"   . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 "Consolidated Interest Expense"   . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 "Consolidated Interest Income"  . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 "Consolidated Net Income"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 "Consolidated Net Worth"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 "Consolidated Recourse Subsidiary"  . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 "Corporate Trust Office"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 "Credit Facility"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 "Custodian"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 "Debt"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 "Default"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 "Defaulted Interest"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 "Depositary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 "Disqualified Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 "EBITDA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 "Event of Default"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 "Exchange Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 "Excluded Assets"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 "Excluded Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 "Financial Advisor"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 "GAAP"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 "GECC Loan"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 "Global Security"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 "Government Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 "Guarantee"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 "Hedging Agreement"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 "Holder"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 "ICN Mortgage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 "ICN Security Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 "Indenture"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 "Independent"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 "Intercompany Note"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 "Intercreditor Agreement"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 "Interest Payment Date"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 "Interest Rate Protection Agreement"  . . . . . . . . . . . . . . . . . . . . . . . .   14
                 "Internal Revenue Code"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 "Inventory"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 "Investment"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 "Issue"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 "Issue Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 "Joint Venture"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 "Lenders"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 "Lender Secured Property"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 "Lien"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

                                                                                                       Page(s)
                                                                                                       -------
                 "Material Adverse Effect"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 "Maturity Date"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 "Mortgage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 "Net Available Cash"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 "Net Cash Proceeds"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 "Net Income"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 "Net Insurance Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 "NK Subsidiaries"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 "No. 3 Melt Shop"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 "Non-Collateral Proceeds"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 "Non-Recourse Debt"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 "Non-Recourse Subsidiary"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 "Obsolete Assets"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 "Officers' Certificate"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 "Opinion of Counsel"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 "Outstanding"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 "Paying Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 "Permitted Investments"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 "Permitted Liens"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 "Permitted Payments"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 "Permitted Related Acquisition"   . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 "Person"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 "Pledge Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 "Predecessor Security"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 "Preferred Stock"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 "Prospectus"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 "Public Equity Offering"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 "Recourse Debt"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 "Recourse Subsidiary"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 "Reference Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 "Regular Record Date"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 "Released Interests"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 "Released Trust Moneys"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 "Responsible Officer"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 "Restricted Payment"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 "Restricted Subsidiary"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                 "Retained Trust Moneys"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                 "Sale and Leaseback Transaction"  . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                 "Security Documents"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                 "Security Register" and "Security Registrar"  . . . . . . . . . . . . . . . . . . . .   23
                 "Special Record Date"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                 "Stated Maturity"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                 "Steelmaking Subsidiaries"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                 "Subsidiary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

                                                                                                       Page(s)
                                                                                                       -------
                 "Subsidiary Guarantee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                 "Subsidiary Security Agreement"   . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                 "Trade Payables"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                 "Trustee"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 "Trust Indenture Act"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 "Trust Moneys"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 "Trust Moneys Release Notice"   . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 "Trust Officer"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 "U.S. Government Obligations"   . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 "Valuation Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                 "Vice President"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                 "Wholly-Owned Recourse Subsidiary"  . . . . . . . . . . . . . . . . . . . . . . . . .   26
                 "Wholly-Owned Subsidiary"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                 "Withdrawal Notice"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                 SECTION 1.2.
                     Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . . . . . .   26
                 SECTION 1.3.
                     Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . . . . . . . .   27
                 SECTION 1.4.
                     Acts of Holders; Record Dates . . . . . . . . . . . . . . . . . . . . . . . . . .   28

SECTION 1.5.     Notices, Etc. to Trustee and Company  . . . . . . . . . . . . . . . . . . . . . . . .   29
                 SECTION 1.6.
                     Notice to Holders; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                 SECTION 1.7.
                     Conflict with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . .   30
                 SECTION 1.8.
                     Effect of Headings and Table of Contents  . . . . . . . . . . . . . . . . . . . .   30
                 SECTION 1.9.
                     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 SECTION 1.10.
                     Separability Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 SECTION 1.11.
                     Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 SECTION 1.12.
                     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 SECTION 1.13.
                     Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

SECTION 1.14.    Immunity of Incorporators, Stockholders, Officers and Directors   . . . . . . . . . .   31

                                                     ARTICLE II

                 SECURITY FORMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

                                                                                                       Page(s)
                                                                                                       -------
                 SECTION 2.1.
                     Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                 SECTION 2.2.
                     Form of Face of Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                 SECTION 2.3.
                     Form of Trustee's Certificate of Authentication . . . . . . . . . . . . . . . . .   40

                                                    ARTICLE III

                 THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 SECTION 3.1.
                     Title and Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                 SECTION 3.2.
                     Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

SECTION 3.3.     Execution, Authentication, Delivery and Dating  . . . . . . . . . . . . . . . . . . .   41
                 SECTION 3.4.
                     Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

SECTION 3.5.     Registration; Registration of Transfer and Exchange   . . . . . . . . . . . . . . . .   42
                 SECTION 3.6.
                     Mutilated, Destroyed, Lost and Stolen Securities  . . . . . . . . . . . . . . . .   45
                 SECTION 3.7.
                     Payment of Interest; Interest Rights Preserved  . . . . . . . . . . . . . . . . .   46
                 SECTION 3.8.
                     Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                 SECTION 3.9.
                     Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                 SECTION 3.10.
                     Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

                                                     ARTICLE IV

                 SATISFACTION AND DISCHARGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
                 SECTION 4.1.
                     Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . . . . . . . .   48
                 SECTION 4.2.
                     Application of Monies for Satisfaction and Discharge  . . . . . . . . . . . . . .   49

                                                     ARTICLE V

                                                                                                       Page(s)
                                                                                                       -------
                 REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
                 SECTION 5.1.
                     Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

SECTION 5.2.     Selection of Securities To Be Redeemed  . . . . . . . . . . . . . . . . . . . . . . .   49
                 SECTION 5.3.
                     Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                 SECTION 5.4.
                     Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . .   51
                 SECTION 5.5.
                     Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                 SECTION 5.6.
                     Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                 SECTION 5.7.
                     Public Equity Offering  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

                                                     ARTICLE VI

                 COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                 SECTION 6.1.
                     Payment of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
                 SECTION 6.2.
                     Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . .   52
                 SECTION 6.3.
                     Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

SECTION 6.4.     Payment of Taxes and Other Claims; Tax Consolidation  . . . . . . . . . . . . . . . .   53
                 SECTION 6.5.
                     Compliance Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
                 SECTION 6.6.
                     SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
                 SECTION 6.7.
                     Waiver of Stay, Extension or Usury Laws . . . . . . . . . . . . . . . . . . . . .   55

SECTION 6.8.     Maintenance of Properties; Insurance; Books and Records; Compliance with Law  . . . .   56

SECTION 6.9.     Limitations on Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
                 SECTION 6.10.
                     Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

SECTION 6.11.    Limitation on the Issuance of Preferred Stock by Subsidiaries   . . . . . . . . . . .   60
                 SECTION 6.12.
                     Transfer of Assets to Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .   61

                                                                                                       Page(s)
                                                                                                       -------
                 SECTION 6.13.
                     Limitations on Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . .   61

SECTION 6.14.    Limitations on Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . .   62
                 SECTION 6.15.
                     Restrictions on Assets Sales  . . . . . . . . . . . . . . . . . . . . . . . . . .   63

SECTION 6.16.    Limitation on Restrictions on Distributions from Recourse Subsidiaries  . . . . . . .   66

SECTION 6.17.    Limitation on Sale and Leaseback Transactions   . . . . . . . . . . . . . . . . . . .   67
                 SECTION 6.18.
                     Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
                 SECTION 6.19.
                     Limitation on Issuance and Sale of Capital Stock of Recourse Subsidiaries . . . .   69
                 SECTION 6.20.
                     Limitations as to Non-Recourse Subsidiaries . . . . . . . . . . . . . . . . . . .   69
                 SECTION 6.21.
                     Impairment of Security Interest . . . . . . . . . . . . . . . . . . . . . . . . .   70
                 SECTION 6.22.
                     Conflicting Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
                 SECTION 6.23.
                     Amendment to Security Documents . . . . . . . . . . . . . . . . . . . . . . . . .   70
                 SECTION 6.24.
                     Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
                 SECTION 6.25.
                     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
                 SECTION 6.26.
                     Money for Security Payments to Be Held in Trust . . . . . . . . . . . . . . . . .   72

                                                    ARTICLE VII

                 SUCCESSOR CORPORATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
                 SECTION 7.1.
                     When Company May Merge, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .   73
                 SECTION 7.2.
                     Surviving Person Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . .   74

                                                    ARTICLE VIII

                 EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75

                                                                                                       Page(s)
                                                                                                       -------
                 SECTION 8.1.
                     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
                 SECTION 8.2.
                     Acceleration of Maturity; Rescission and Annulment  . . . . . . . . . . . . . . .   77
                 SECTION 8.3.
                     Collection of Debt and Suits for Enforcement by Trustee . . . . . . . . . . . . .   78
                 SECTION 8.4.
                     Trustee May File Proofs of Claims . . . . . . . . . . . . . . . . . . . . . . . .   79
                 SECTION 8.5.
                     Trustee May Enforce Claims Without Possession of Securities . . . . . . . . . . .   79
                 SECTION 8.6.
                     Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . . . . .   80
                 SECTION 8.7.
                     Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
                 SECTION 8.8.
                     Unconditional Right of Holders to Receive Principal and Interest  . . . . . . . .   81
                 SECTION 8.9.
                     Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . .   82
                 SECTION 8.10.
                     Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . .   82
                 SECTION 8.11.
                     Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . .   82
                 SECTION 8.12.
                     Control by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
                 SECTION 8.13.
                     Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
                 SECTION 8.14.
                     Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
                 SECTION 8.15.
                     Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .   84

                                                     ARTICLE IX

                 THE TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
                 SECTION 9.1.
                     Certain Duties and Responsibilities . . . . . . . . . . . . . . . . . . . . . . .   84
                 SECTION 9.2.
                     Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
                 SECTION 9.3.
                     Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85

                                                                                                       Page(s)
                                                                                                       -------
                 SECTION 9.4.
                     Not Responsible for Recitals or Issuance of Securities  . . . . . . . . . . . . .   86
                 SECTION 9.5.
                     May Hold Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
                 SECTION 9.6.
                     Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
                 SECTION 9.7.
                     Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . .   87
                 SECTION 9.8.
                     Disqualification; Conflicting Interests . . . . . . . . . . . . . . . . . . . . .   88
                 SECTION 9.9.
                     Corporate Trustee Required; Eligibility . . . . . . . . . . . . . . . . . . . . .   88
                 SECTION 9.10.
                     Resignation and Removal; Appointment of Successor . . . . . . . . . . . . . . . .   88
                 SECTION 9.11.
                     Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . .   90
                 SECTION 9.12.
                     Merger, Conversion, Consolidation or Succession to Business . . . . . . . . . . .   90
                 SECTION 9.13.
                     Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . .   90
                 SECTION 9.14.
                     Appointment of Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . .   91

                                                     ARTICLE X

                 HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY   . . . . . . . . . . . . . . . . .   92
                 SECTION 10.1.
                     Company to Furnish Trustee Names and Addresses of Holders . . . . . . . . . . . .   92
                 SECTION 10.2.
                     Preservation of Information; Communications to Holders  . . . . . . . . . . . . .   93
                 SECTION 10.3.
                     Reports by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
                 SECTION 10.4.
                     Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94

                                                     ARTICLE XI

                 SUPPLEMENTAL INDENTURES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94

                                                                                                       Page(s)
                                                                                                       -------
                 SECTION 11.1.
                     Supplemental Indentures without Consent of Holders  . . . . . . . . . . . . . . .   94
                 SECTION 11.2.
                     Supplemental Indentures with Consent of Holders . . . . . . . . . . . . . . . . .   95
                 SECTION 11.3.
                     Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . .   96
                 SECTION 11.4.
                     Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . .   97
                 SECTION 11.5.
                     Conformity with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . .   97
                 SECTION 11.6.
                     Reference in Securities to Supplemental Indentures  . . . . . . . . . . . . . . .   97

                                                    ARTICLE XII

                 COLLATERAL AND SECURITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
                 SECTION 12.1.
                     Collateral and Security Documents . . . . . . . . . . . . . . . . . . . . . . . .   97
                 SECTION 12.2.
                     Recording and Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
                 SECTION 12.3.
                     Release of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
                 SECTION 12.4.
                     Possession and Use of Collateral  . . . . . . . . . . . . . . . . . . . . . . . .  101
                 SECTION 12.5.
                     Specified Releases of Collateral  . . . . . . . . . . . . . . . . . . . . . . . .  101
                 SECTION 12.6.
                     Disposition of Collateral Without Release . . . . . . . . . . . . . . . . . . . .  103
                 SECTION 12.7.
                     Form and Sufficiency of Release . . . . . . . . . . . . . . . . . . . . . . . . .  104
                 SECTION 12.8.
                     Purchaser Protected . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
                 SECTION 12.9.
                     Authorization of Actions To Be Taken by The Trustee Under the Security
                     Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
                 SECTION 12.10.
                     Authorization of Receipt of Funds by the Trustee Under the Security
                     Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105

                         ARTICLE XIII

                                                                                                       Page(s)
                                                                                                       -------
                 APPLICATION OF TRUST MONEYS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
                 SECTION 13.1.
                     Collateral Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
                 SECTION 13.2.
                     Withdrawals of Insurance Proceeds and Condemnation Awards . . . . . . . . . . . .  105
                 SECTION 13.3.
                     Withdrawal of Trust Moneys for Asset Sale Offer . . . . . . . . . . . . . . . . .  108
                 SECTION 13.4.
                     Withdrawal of Trust Moneys for Permitted Related Acquisitions . . . . . . . . . .  108
                 SECTION 13.5.
                     Withdrawal of Trust Moneys for Retention by the Company or its Subsidiaries . . .  109
                 SECTION 13.6.
                     Withdrawal of Trust Moneys on Basis of Retirement of Securities . . . . . . . . .  111
                 SECTION 13.7.
                     Investment of Trust Moneys  . . . . . . . . . . . . . . . . . . . . . . . . . . .  111

                                                    ARTICLE XIV

                 DEFEASANCE AND COVENANT DEFEASANCE  . . . . . . . . . . . . . . . . . . . . . . . . .  112
                 SECTION 14.1.
                     Company's Option to Effect Defeasance or Covenant Defeasance  . . . . . . . . . .  112
                 SECTION 14.2.
                     Defeasance and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112
                 SECTION 14.3.
                     Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113
                 SECTION 14.4.
                     Conditions to Defeasance or Covenant Defeasance . . . . . . . . . . . . . . . . .  113

SECTION 14.5.    Deposited Money and U.S. Government Obligations to be held in
                   Trust; Other Miscellaneous Provisions   . . . . . . . . . . . . . . . . . . . . . .  115
                 SECTION 14.6.
                     Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116
                 SECTION 14.7.
                     Intervention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116

                                                                         Page(s)



EXHIBITS
EXHIBIT                   Form of Intercompany Note
EXHIBIT                   Form of Mortgage
EXHIBIT                   Form of Mortgage (ICN)
EXHIBIT                   Form of Pledge Agreement
EXHIBIT                   Form of Subsidiary Guarantee
EXHIBIT                   Form of Subsidiary Security Agreement
EXHIBIT                   Form of Subsidiary Security Agreement (ICN)
EXHIBIT                   Form of Intercreditor Agreement

             INDENTURE, dated as of ______________ ___, 1995, between NS GROUP, INC., a corporation duly organized and existing under the laws of the State of Kentucky (herein called the "Company"), having its principal office at Ninth and Lowell Streets, Newport, Kentucky 41072, and The Huntington National Bank, a national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

             The Company has duly authorized the creation of an issue of its ___% Senior Secured Notes due 2003 (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

             All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

             NOW, THEREFORE, THIS INDENTURE WITNESSETH:

             For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION


SECTION 1.1. Definitions.

             For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

             (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

             (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

             (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument;

             (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

             (5) all reference to the Collateral Agent shall be deemed to include a reference to the Trustee, and the reverse thereof shall similarly apply.

             "Accounts Receivable" means, as to the Company and each Subsidiary the following assets of each which arise out of or in connection with the sale or lease of Inventory or the rendition of services: all accounts, contract rights, instruments (including intercompany debt arising in connection with the sale or lease of Inventory or the rendition of services), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owning to such person, including guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created.

             "Acquired Debt" means Debt of a Person existing at the time such Person becomes a Subsidiary of the Company or assumed in connection with an Asset Acquisition by such Person, including, without limitation, Debt incurred in connection with, or in anticipation of, such Person becoming a Subsidiary of the Company or such acquisition.

             "Act" when used with respect to any Holder, has the meaning specified in Section 1.4.

             "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any subsidiary of such specified Person or (C) of any Person described in clause (i) above or (iii) any Person in which such Person has, directly or indirectly, a 5% or greater voting or economic interest or the power to control. For the purposes of this definition, "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

             "Appraiser" means a Person who in the course of its business appraises property and, where real property is involved, who is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where the applicable real property is situated, and who may be employed by the Company.

             "Asset Acquisition" means (i) any capital contribution (by means of transfer of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock by the Company or any of its Subsidiaries in any other Person, in either case pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged with or into the Company or any of its Subsidiaries or (ii) any acquisition by the Company or any of its Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

             "Asset Disposition" or "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers, or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, other than (i) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly-Owned Recourse Subsidiary, (ii) a disposition of property or assets at fair market value in the ordinary course of business or (iii) a disposition that constitutes a Restricted Payment or a Sale and Leaseback Transaction.

             "Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of the years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

             "Asset Sale Offer" has the meaning specified in Section 6.15(b).

             "Asset Sale Payment Date" has the meaning specified in Section 6.15(c).

             "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 9.14 to act on behalf of the Trustee to authenticate Securities.

             "Available Amount" has the meaning specified in Section 6.15(b).

             "Bankruptcy Law" means Title 11, United States Code or any similar Federal or state law for the relief of debtors, as amended.

             "Board of Directors" means the Board of Directors of the Company or its Subsidiaries, as the case may be, or any committee thereof duly authorized to act on behalf of such Board.

             "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or its Subsidiaries, as the case may be, to have been duly adopted by the Board of Directors of the Company or its Subsidiaries, as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

             "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions are required to close in the State of New York, the State of Ohio or the State of Kentucky.

             "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

             "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated and whether voting or non-voting) corporate stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation), in each case whether outstanding on the Issue Date or thereafter issued, including any Preferred Stock.

             "Cash Equivalents" means (i) investments in U.S. Government Obligations maturing within 180 days of the date of acquisition thereof, (ii) investments in certificates of deposit maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $250,000,000, (iii) investments in commercial paper rated at least A-1 by Standard & Poor's Corporation, Inc. and P-1 by Moody's Investors Service, Inc. and maturing not more than 180 days from the date of acquisition thereof, (iv) securities issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, which mature in the hands of the Company within 180 days of acquisition thereof, and rated at least "A" by Standard & Poor's Corporation, Inc. or "A" by Moody's Investors Service, Inc. and (v) money market and auction rate preferred stocks which, at the date of acquisition and at all times thereafter, are accorded ratings of at least AA- by Standard and Poor's Corporation, Inc. or Aa3 by Moody's Investors Service, Inc.

             "Caster Loan" means the Note Agreements, dated as of November 15, 1989, between Newport Steel Corporation and certain Noteholders pursuant to which the Noteholders purchased from Newport $45 million in aggregate principal amount of Newport's 10.40% Senior Secured Notes due November 15, 1999.

             "Change of Control" means the occurrence of one or more of the following events:

                    (i) the direct or indirect sale, lease, exchange or other
             transfer of all or substantially all of the assets of the Company to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than a Person described in clause (i) of the definition of Affiliate;

                    (ii) the consummation of any consolidation or merger of the
             Company with or into another corporation with the effect that the stockholders of the Company immediately prior to the date of the consolidation or merger hold less than 51% of the combined voting power of the outstanding voting securities of the surviving entity of such merger or the corporation resulting from such consolidation ordinarily having the right to vote in the election of directors (apart from rights accruing under special circumstances) immediately after such merger or consolidation;

                    (iii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company;

                    (iv) a Person or Group of Persons acting in concert as a
             partnership, limited partnership, syndicate or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; and

                    (v) a Person or Group of Persons, together with any
             Affiliates thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate of such Person or Group of Persons, will constitute a majority of the Board of Directors of the Company;

provided that the Person or Group of Persons referred to in clauses (i), (iv) and (v) shall not mean Clifford Borland or any Group of Persons the majority of the voting equity interests of which is beneficially owned (within the meaning of Rule 13d-3(a)(1) under the Exchange Act) by Clifford Borland.

             "Change of Control Date" has the meaning specified in Section 6.18.

             "Change of Control Offer" has the meaning specified in Section
6.18.

             "Change of Control Payment Date" has the meaning specified in
Section 6.18.

             "Collateral" means, collectively, all of the property and assets that are from time to time subject to the Liens of the Security Documents, including, without limitation, Trust Moneys.

             "Collateral Account" means the collateral account to be established pursuant to this Indenture.

             "Collateral Agent" means the Trustee acting in its capacity as agent for the Holders with respect to the Collateral under the Security Documents.

             "Collateral Proceeds" means the Net Available Cash received by the Collateral Agent or the Trustee, as the case may be, from the sale of Collateral.

             "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

             "Common Stock" includes any stock of any class of the Company or its Subsidiaries which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company or its Subsidiaries and which is not subject to redemption by the Company or its Subsidiaries.

             "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

             "Company Obligations" has the meaning specified in Section 12.1(a).

             "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

             "Condemnation Award" means any proceeds, award or payment paid to the mortgagee or beneficiary under the Security Documents relating to any taking of the Collateral subject to such Security Document by condemnation or eminent domain or similar action, together with interest accrued thereon.

             "Consolidated EBITDA Coverage Ratio" as of any date of determination (the "Determination Date") means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination to (ii) Net Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Recourse Subsidiary has issued any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an issuance of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been issued on the first day of such period and as if the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Recourse Subsidiary shall have made any Asset Disposition which constitutes all or substantially all of an operating unit of a business, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Company or any Recourse Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Recourse Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Recourse Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Recourse Subsidiary to the extent the Company and its continuing Recourse Subsidiaries are no longer liable for such Debt after such sale), as if such Asset Disposition occurred on the first day of such period, (3) if since the beginning of such period the Company or any Recourse Subsidiary (by merger or otherwise) shall have made an Investment in any Recourse Subsidiary (or any Person which becomes a Recourse Subsidiary) or an Asset Acquisition, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Debt) as if such Investment or Asset Acquisition occurred on the first day of such period, (4) if since the beginning of such period any Person (that subsequently became a Recourse Subsidiary or was merged with or into the Company or any Recourse Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or Asset Acquisition that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Recourse Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or Asset Acquisition occurred on the first day of such period and (5) there shall be excluded from Consolidated Interest Expense any Consolidated Interest Expense related to any Debt which was outstanding during the period but is not outstanding on the Determination Date, except for Consolidated Interest Expense actually incurred with respect to Debt borrowed under a revolving credit or similar arrangement to the extent the commitment thereunder remains in effect on the Determination Date. For purposes of this definition, whenever pro forma effect is to be given to an Asset Disposition, an Investment or an Asset Acquisition, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Debt issued, redeemed or defeased in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest of such Debt shall be calculated as if the rate in effect on the Determination Date had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Debt if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

             "Consolidated Income Tax Expense" of any Person for any period means, without duplication, the aggregate amount of net taxes based on income or profits for such period of the operations of such Person and its Consolidated Recourse Subsidiaries actually payable with respect to such period, determined in accordance with GAAP (to the extent such income or profits were included in computing Consolidated Net Income).

             "Consolidated Interest Expense" of any Person means, for any period, the total interest expense of the Company and its Consolidated Recourse Subsidiaries, including, without duplication, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest payment or accruals, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under Interest Rate Protection Agreements and Hedging Agreements (including amortization of fees), (vii) Preferred Stock dividends paid in respect of all Preferred Stock issued by the Company or its Recourse Subsidiaries held by Persons other than the Company or a Wholly-Owned Recourse Subsidiary, (viii) amortization of other financing fees and expenses and the interest portion of any deferred payment obligations and (ix) interest actually paid by the Company or any of its Consolidated Recourse Subsidiaries under any Guarantee of Debt or other obligation of any other Person.

             "Consolidated Interest Income" of any Person means, for any period, all amounts that would be included under interest income on a consolidated income statement of such Person and its Consolidated Recourse Subsidiaries determined in accordance with GAAP, less accreted amounts attributable to original issue discount securities prior to the receipt thereof and other non-cash interest payments.

             "Consolidated Net Income" of any Person for any period means the Net Income of such Person and its Consolidated Recourse Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that (a) there shall be excluded (i) the Net Income of any Person (other than a Consolidated Recourse Subsidiary) in which such Person or any of its Consolidated Recourse

Subsidiaries has a joint interest with a third party except to the extent of the amount of dividends or distributions actually paid to such Person or its Consolidated Recourse Subsidiary during such period; (ii) except to the extent includable pursuant to the foregoing clause (i), the Net Income of any Person accrued prior to the date it becomes a Recourse Subsidiary of such Person or is merged into or consolidated with such Person or any of its Recourse Subsidiaries or that Person's assets are acquired by such Person or any of its Recourse Subsidiaries; (iii) the Net Income (if positive), or any portion thereof, of any Recourse Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Recourse Subsidiary to such Person or to any other Recourse Subsidiary of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Recourse Subsidiary, except that (A) the Company's equity in the Net Income of any such Recourse Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Recourse Subsidiary during such period to the Company or another Recourse Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Recourse Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Recourse Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) without duplication, any gains or losses attributable to Asset Sales; (v) Net Income (if positive) arising from the adoption of changes in accounting policy to comply with GAAP or voluntarily by the Company with the consent of its independent auditors that so qualify under Regulation S-X of the Securities Act; (vi) Net Income arising for periods prior to the date of a transaction in connection with the accounting treatment for a merger, combination or consolidation under the pooling of interests method and
(vii) foreign currency translation gains and losses and (b) there shall be included the Company's equity in the Net Income of a Non-Recourse Subsidiary up to the aggregate amount of cash actually distributed by such Non-Recourse Subsidiary during such period to the Company or a Consolidated Recourse Subsidiary as a dividend or other distribution.

             "Consolidated Net Worth" of any Person means the total of the amounts shown on the balance sheet of such Person and its Consolidated Recourse Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

             "Consolidated Recourse Subsidiary" of any Person means a Recourse Subsidiary which for financial reporting purposes is or, in accordance with GAAP, should be, accounted for by such Person as a consolidated Subsidiary.

             "Corporate Trust Office" means the principal office of the Trustee in Columbus, Ohio at which at any particular time its corporate trust business shall be administered.

             "Credit Facility" means the Revolving Credit Guaranty and Security Agreement dated July __, 1995 among The Bank of New York Commercial Corporation, as lender, ACM co-agent and ACM agent, PNC Bank Ohio, National Association, as lender and co-agent, with Newport Steel Corporation, Koppel Steel Corporation and Imperial Adhesives, Inc. as borrowers thereunder, and NS Group, Inc., Erlanger Tubular Corporation, Northern Kentucky Air, Inc. and NK Management, Inc. as guarantors thereunder, and any renewals, extensions or refinancings thereof.

             "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

             "Debt" of any Person means, without duplication:

             (i) the principal of and any premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

             (ii) all Capital Lease Obligations of such Person;

             (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

             (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

             (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (the amount of Debt represented by any Disqualified Stock will be the liquidation preference, plus accrued and unpaid dividends);

             (vi) to the extent not otherwise included, all obligations under Interest Rate Protection Agreements and Hedging Agreements;

             (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

             (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); provided, that if recourse with respect to such Debt is limited to such asset, the amount of such Debt being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

             "Default" means any event which is, or after the giving of notice or passage of time or both would be, an Event of Default.

             "Defaulted Interest" has the meaning specified in Section 3.7.

             "Depositary" means The Depository Trust Company or any successor thereto.

             "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part on, or prior to, the final maturity date of the Securities.

             "EBITDA" for any period means the Consolidated Net Income for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting), plus the following to the extent deducted in calculating such Consolidated Net Income for such period (i) Consolidated Income Tax Expense; (ii) Consolidated Interest Expense; and (iii) depreciation and amortization expense determined on a consolidated basis for such Person and its Consolidated Recourse Subsidiaries in accordance with GAAP for such period.

             "Event of Default" has the meaning specified in Section 8.1.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Excluded Assets" means the stock of Kentucky Electric Steel, Inc. held on the Issue Date by the Company or its Subsidiaries and the stock and assets of Imperial Adhesives, Inc. and the NK Subsidiaries.

             "Excluded Company" means any existing or future Subsidiary, each of which is executing, or will execute upon becoming a Subsidiary, the Subsidiary Guarantee in respect of the obligations of the Company, but that does not execute security agreements and/or mortgages in favor of the Collateral Agent for the benefit of the Holders relating to substantially all of its real property, fixtures, machinery, tools, equipment and similar property or a negative pledge with respect to certain intangibles.

             "Financial Advisor" means an investment banking firm of national reputation which (except as otherwise expressly provided in this Indenture) may be employed by the Company.

             "GAAP" means generally accepted accounting principles in the United States as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination.

             "GECC Loan" means (i) the Loan Agreement, dated as of October 4, 1990, among Koppel Steel Corporation and GECC, in its capacity as agent for the benefit of itself and any other lenders from time to time party to such Loan Agreement and (ii) the Loan Agreement, dated as of October 4, 1990, among Newport Steel Corporation and GECC.

             "Global Security" means a Security evidencing all or part of a series of Securities which is issued to the Depositary or its nominee and is registered in the name of the Depositary or its nominee.

             "Government Loans" means any Debt issued, guaranteed or otherwise sponsored by any state or local governmental entity that carries an annual interest rate not in excess of the rate which is 2% less than the prime rate of interest charged by the Trustee at the time such Debt is incurred.

             "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (unless such Guarantee shall be expressly limited to a lesser amount, in which case such lesser amount shall apply) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

             "Hedging Agreement" means any foreign exchange or commodity, hedge, exchange or similar agreement designed to protect the Company or its Subsidiaries against fluctuations in foreign currency exchange rates or commodity prices in respect of foreign exchange or commodity exposures incurred by the Company or its Subsidiaries in the ordinary course of business.

             "Holder" means a Person in whose name a Security is registered in the Security Register.

             "ICN Mortgage" means each mortgage (or deed of trust) dated as of the date hereof, between a Steelmaking Subsidiary and the Company, in either case in substantially the form of Exhibit __, as the same may be amended, supplemented or otherwise modified from time to time.

             "ICN Security Agreement" means each security agreement dated as of the date hereof between a Steelmaking Subsidiary and the Company, substantially in the form of Exhibit __, as the same may be amended, supplemented or otherwise modified from time to time.

             "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

             "Independent" when used with respect to any specified Person means such a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor in respect of the Securities or in any Affiliate of the Company or such other obligor and (iii) is not an officer, employee, promotor, underwriter, trustee, partner, director or person performing similar functions to any of the foregoing for the Company or such other obligor or any Affiliate thereof. Whenever it is provided in this Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

             "Intercompany Note" means each Intercompany Note dated as of the date hereof, between the Company and each of the Steelmaking Subsidiaries in an aggregate amount at least equal to the principal amount of the Securities, substantially in the Form of Exhibit A hereto, as the same may be amended, supplemented or otherwise modified from time to time.

             "Intercreditor Agreement" means the Intercreditor Agreement dated as of the date hereof among the Company, the Bank of New York Commercial Corporation, as ACM agent for the financial institutions parties to the Credit Facility, and The Huntington National Bank, in substantially the form of Exhibit __ hereto, as the same may be amended, supplemented or otherwise modified from time to time.

             "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

             "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates, to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date of the Indenture or becomes a party or a beneficiary thereafter.

             "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

             "Inventory" means all inventory of the Company and its Subsidiaries now owned or hereafter acquired goods, merchandise and other personal property, wherever located, which goods, merchandise and other personal property are to be furnished under any contract of service or held for sale or lease in the ordinary course of such Person's business, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Person's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

             "Investment" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) or (ii) all purchases (or other acquisitions for consideration) by such Person of Debt, Capital Stock or other securities of any other Person or (iii) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

             "Issue" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary.

             "Issue Date" means the original date of issuance of the Securities.

             "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, that as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

             "Lenders" means the lenders who are from time to time parties to the Credit Facility.

             "Lender Secured Property" means the Accounts Receivable, Inventory and certain intangibles of the Company, Newport Steel Corporation, Koppel Steel Corporation, Imperial Adhesives, Inc., Erlanger Tubular Corporation and the NK Subsidiaries, and the proceeds thereof, that secure the obligations of Newport Steel Corporation, Koppel Steel Corporation and Imperial Adhesives, Inc. with respect to the Credit Facility.

             "Lien" means, with respect to any property, any mortgage, deed of trust, lien, pledge, security interest, lease, easement, restriction, covenant, right-of-way, charge, encumbrance, conditional sale or other title retention agreement or other similar lien. For the purposes of this Indenture and the Security Documents, the Company and its Subsidiaries shall be deemed to own subject to a Lien any property which they have acquired or hold subject to the interests of a vendor or lessor under any conditional sales agreement, capital lease or other title retention agreement relating to such property.

             "Material Adverse Effect" means a material adverse effect on (i) the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Recourse Subsidiaries taken as a whole, (ii) the ability of the Company and its Subsidiaries to perform their respective obligations under the Securities and the Security Documents or (iii) the validity or enforceability of the Securities or any of the Security Documents.

             "Maturity Date" when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, Asset Sales Offer, Change of Control Offer or otherwise.

             "Mortgage" means each mortgage (or deed of trust), dated as of the date hereof, or with respect to Persons that become Recourse Subsidiaries of the Company after the date hereof, as of such subsequent date, between a Subsidiary of the Company and the Collateral Agent, in either case in substantially the form of Exhibit __, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

             "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received (including any cash received upon sale or disposition of such note or receivable), but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, and in each case net of appropriate amounts to be provided by the Company or its Subsidiaries as a reserve, in accordance with GAAP, against any liabilities associated with such assets and retained by the Company or any Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters and the after-tax cost of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Disposition (but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made during the term of the Securities) and net of all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a release of such Lien or a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Disposition.

             "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts and commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

             "Net Income" of any Person for any period means the net income
(loss) of such Person for such period, determined in accordance with GAAP, except that extraordinary, unusual and non-recurring gains and losses as determined in accordance with GAAP shall be excluded.

             "Net Insurance Proceeds" means all proceeds paid to either the Company, its Subsidiaries and/or the Collateral Agent or any mortgagee or beneficiary under the Security Documents relating to damage to, or loss or destruction of, Collateral (but not including those proceeds which, in the reasonable judgment of the Trustee, constitute proceeds of "business interruption insurance" and exclusively relate to economic losses), together with interest earned thereon, less expenses related to the receipt of such Net Insurance Proceeds.

             "Net Interest Expense" means the difference between Consolidated Interest Expense and Consolidated Interest Income; provided, that such amount shall not be less than zero.

             "NK Subsidiaries" means Northern Kentucky Management, Inc. and Northern Kentucky Air, Inc.

             "No. 3 Melt Shop" means the No. 3 Melt Shop and Blooming Mill owned by Koppel Steel Corporation which is the subject of the Agreement by and between Koppel Steel Corporation and The Commonwealth of Pennsylvania, dated as of the date hereof, as may be amended, modified or supplemented from time to time.

             "Non-Collateral Proceeds" means the Net Available Cash of any Asset Disposition that does not represent Collateral Proceeds.

             "Non-Recourse Debt" means Debt or the portion of Debt of a Non-Recourse Subsidiary (i) as to which neither the Company nor any Recourse Subsidiary (a) provides credit support or a Guarantee (including any undertaking, agreement or instrument which would constitute Debt), (b) is directly or indirectly liable, or (c) constitutes the lender, (ii) the holders of such Debt expressly waive all claims and any recourse which they may have, in law, equity or otherwise, whether based on misrepresentation, control, ownership or otherwise, to each of the Company and any Recourse Subsidiary, including, without limitation, a waiver of the benefits of the provisions of Section 1111(b) of the Bankruptcy Code (Title 11, United States Code), as amended, on or in respect of such Debt against the Company or any Recourse Subsidiary of the Company and such waiver is a legal, valid and binding obligations of the lender that is enforceable subject to certain exceptions required by law and enumerated in an Opinion of Counsel, and the Company has delivered to the Trustee an Opinion of Counsel to such effect by a law firm reasonably acceptable to the Trustee and a Board Resolution confirming the foregoing, in each case in form and substance satisfactory to the Trustee; and (iii) no default with respect to such Debt (including any rights which the holder thereof may have to take enforcement action against such Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any Recourse Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity. Notwithstanding the foregoing, a Non-Recourse Subsidiary may pledge its assets as security for any Non-Recourse Debt issued by any Non-Recourse Subsidiary.

             "Non-Recourse Subsidiary" means a Subsidiary of the Company or any of its Subsidiaries formed to acquire securities or assets of a third party and which (i) has no Debt other than Non-Recourse Debt and (ii) does not, directly or indirectly, own any Debt, stock or securities of, and has no Investment in, the Company or any Recourse Subsidiary and (iii) has not acquired any assets from the Company or any of its Recourse Subsidiaries that are essential to the steelmaking operations of the Company and its Recourse Subsidiaries.

             "Obsolete Assets" means machinery, equipment, furniture, apparatus, tools or implements or other similar property which a Subsidiary reasonably determines to have become worn out, obsolete or no longer necessary to the operation of the business of the Company or its Subsidiaries, as the case may be.

             "Officers' Certificate" means, when used with respect to the Company, a certificate signed by the Chairman of the Board, the President, a Vice Chairman of the Board or the Chief Financial Officer of the Company (or any other officer identified by any of the foregoing officers in an Officers' Certificate to be an executive officer of the Company) and the Secretary, an Assistant Secretary or the Controller of the Company. One of the officers signing an Officers' Certificate given pursuant to Section 6.5 shall be the principal executive, financial or accounting officer of the Company.

             "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company, or who may be other counsel reasonably satisfactory to the Trustee.

             "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

             (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

             (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

             (iii) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

             "Patent License" means all agreements, whether written or oral, providing for the grant by or to the Company or any Subsidiary of any right to manufacture, use or sell any invention covered by a Patent.

             "Patents" means (a) all letters patent of the United States or any other country and all reissues and extensions thereof and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

             "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

             "Permitted Investments" means (i) Cash Equivalents; (ii) Investments in a Wholly-Owned Recourse Subsidiary of the Company (other than a Restricted Subsidiary) or a Person that will become a Wholly-Owned Recourse Subsidiary of the Company (other than a Restricted Subsidiary) as a result of such Investment; provided that any Person that becomes a Wholly-Owned Recourse Subsidiary is engaged in lines of businesses which the Board of Directors in good faith determines to be related to those of the Company on the Issue Date;
(iii) the Company and its Subsidiaries may make advances and loans to officers and employees in the ordinary course of business not to exceed $50,000 to any one officer or employee or $100,000 in the aggregate at any one time outstanding; (iv) the Company and its Subsidiaries may make payroll advances in the ordinary course of business; (v) the Company may make advances or loans in connection with Hedging Agreements provided such agreements are made in the ordinary course of business; (vi) the Company may make advances or loans in connection with Interest Rate Protection Agreements provided such agreements are made in the ordinary course of business; (vii) the Company and its Subsidiaries may make Investments representing the non-cash consideration received in connection with the sale of assets disposed of in accordance with Section 6.15;
(viii) the Company and its Subsidiaries may make Investments in the form of advances, extensions of credit, progress payments and prepayments for asset purchases by it in the ordinary course of business; (ix) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; (x) Investments in the Securities; and (xi) an Investment, if any, of up to $1.2 million to improve property in connection with a coating facility to be leased to a third party.

             "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) other Liens incidental to the conduct of the Company's and its Subsidiaries' business or the ownership of its property and assets not securing any Debt, and which do not in the aggregate materially detract from the value of the Company's and its Subsidiaries' property or assets when taken as a whole, or materially impair the use thereof in the operation of its business (including, without limitation, Liens securing any obligation to landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen and other similar obligations arising by operation of law not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor); (iii) Liens with respect to assets of a Subsidiary granted by such Subsidiary to the Company to secure Debt owing to the Company; (iv) Liens on assets owned by Non-Recourse Subsidiaries to secure Non-Recourse Debt; (v) Liens on assets not constituting Collateral with an aggregate book value not in excess of 5% of the book value of the Company's total consolidated assets as shown on the Company's most recent consolidated balance sheet; (vi) pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (vii) deposits made to secure the performance of tenders, bids, leases and statutory obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);
(viii) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business, or easements in favor of any state or federal environmental agencies for environmental remediation work, which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Subsidiaries; (ix) Liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary is prosecuting an appeal or proceeding for review and the Company or such Subsidiary is maintaining adequate reserves in accordance with GAAP; (x) any interest or title of a lessor in the property subject to any Capital Lease Obligation or operating lease; and (xi) Liens in favor of the Company (and pledged to the Trustee for the benefit of the Holders pursuant to the Pledge Agreement) with respect to the Intercompany Notes.

             "Permitted Payments" means, with respect to the Company or any of its Subsidiaries, (i) any dividend on shares of Capital Stock payable solely in shares of Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock); (ii) any dividend, other distribution, loan or advance to the Company by any of its Subsidiaries or by a Subsidiary to another Subsidiary (except to a Non-Recourse Subsidiary or a Restricted Subsidiary); (iii) any defeasance, redemption, repurchase or other acquisition for value of any Debt of the Company with the proceeds from the issuance of (a) Debt which is subordinate to the Securities at least to the extent and in the manner as the Debt to be defeased, redeemed, repurchased or otherwise acquired is subordinate in right of payment to the Securities; provided, that (1) such newly-issued subordinated Debt provides for no payments of principal by way of sinking fund, mandatory redemption, defeasance or otherwise by the Company or its Subsidiaries (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to a "Change of Control" covenant which (x) is no more favorable to the holders of such Debt than the provisions in favor of the Holders and (y) such Debt provides that the Company or its Subsidiaries will not repurchase such Debt pursuant to such provisions prior to the Company's repurchase of the Securities required to be repurchased by the Company upon a Change of Control) prior to the maturity of the Debt being replaced and (2) the proceeds of such new Debt are utilized for such purpose within 45 days of issuance or (b) Capital Stock (other than Disqualified Stock); (iv) the redemption or repurchase by a Wholly-Owned Subsidiary of its Capital Stock owned by the Company or a Wholly-Owned Recourse Subsidiary; (v) the redemption by the Company of up to $12 million aggregate principal amount of the issue titled "11% Subordinated Convertible Debenture Due October 4, 2005" relating to principal payments due following maturity of the Securities, plus any accrued interest thereon and (vi) payments with respect to the Intercompany Notes.

             "Permitted Related Acquisition" has the meaning specified in
Section 6.15(b).

             "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

             "Pledge Agreement" means the Pledge and Security Agreement dated as of the date hereof between the Collateral Agent and the Company, substantially in the form of Exhibit __ hereto, as the same may be amended, supplemented or otherwise modified from time to time.

             "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

             "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or hereafter outstanding, and includes, without limitation, all classes and series of preferred or preference stock.

             "Prospectus" means the Prospectus dated ________ __, 1995 pursuant to which the Securities were offered.

             "Public Equity Offering" means an underwritten public offering of Common Stock of the Company for cash pursuant to an effective registration statement under the Securities Act of 1933, as amended; provided that the Common Stock is not a Disqualified Stock.

             "Recourse Debt" means any Debt other than Non-Recourse Debt.

             "Recourse Subsidiary" means any Subsidiary other than a Non-Recourse Subsidiary.

             "Reference Period" means the four fiscal quarters for which financial information is available preceding the date of a transaction giving rise to the need to make a financial calculation.

             "Regular Record Date" for the interest payable on any Interest Payment Date means the [ ] or [ ] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

             "Released Interests" has the meaning specified in Section 12.5(b).

             "Released Trust Moneys" has the meaning specified in Section 13.4.

             "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any Trust Officer or assistant Trust Officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

             "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on any shares of such Person's Capital Stock (other than dividends or distributions payable in Capital Stock that is not Disqualified Stock); (ii) any payment on account of the purchase, redemption, retirement or other acquisition of (a) any shares of such Person's Capital Stock or (b) any option, warrant or other right to acquire shares of such Person's Capital Stock; (iii) any defeasance, redemption, repurchase or other acquisition or retirement for value prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Debt ranked pari passu or subordinate in right of payment to the Securities and having a maturity date subsequent to the maturity of the Securities; or (iv) any Investment (other than a Permitted Investment); provided, that "Restricted Payments" shall not include any payment described in
(i), (ii) or (iii) above made by a Subsidiary to the Company or to a Wholly-Owned Recourse Subsidiary of the Company. Notwithstanding the foregoing, Restricted Payment shall not include any Permitted Payment.

             "Restricted Subsidiary" means any Subsidiary subject to consensual restrictions, other than pursuant to the Credit Facility, direct or indirect, on the declaration or payment of dividends or similar distributions by that Subsidiary to the Company or any other Consolidated Subsidiary of the Company.

             "Retained Trust Moneys" has the meaning specified in Section 13.5.

             "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person or any of its Subsidiaries of any property or asset of such Person or any of its Subsidiaries which has been or is being sold or transferred by such Person or such Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

             "Security Documents" means, collectively, (i) the Mortgages, (ii) the ICN Mortgages; (iii) the Subsidiary Security Agreements, (iv) the ICN Security Agreements; (v) the Subsidiary Guarantee, (vi) the Intercompany Notes,
(vii) the Pledge Agreement and the assignment executed in connection therewith,
(viii) the Intercreditor Agreement, and (ix) any other mortgage, security agreement or other agreement evidencing a security interest executed in accordance with Section 12.1 after the Issue Date.

             "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

             "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

             "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

             "Steelmaking Subsidiaries" means Newport Steel Corporation, Koppel Steel Corporation and Erlanger Tubular Corporation.

             "Subsidiary" means any corporation, association, partnership, or other business entity of which 50% or more of the total voting power of shares of Capital Stock or other ownership interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more Subsidiaries, or (iii) one or more Subsidiaries.

             "Subsidiary Guarantee" means the guarantee dated as of the date hereof, or with respect to Persons that become Recourse Subsidiaries of the Company subsequent to the Issue Date, as of such subsequent date, between the Collateral Agent and each Recourse Subsidiary of the Company, substantially in the form of Exhibit __ hereto, as the same may be amended, supplemented or otherwise modified from time to time.

             "Subsidiary Security Agreement" means each Security Agreement dated as of the date hereof, or with respect to Persons that become Recourse Subsidiaries of the Company subsequent to the Issue Date, as of such subsequent date, between the Collateral Agent and each Recourse Subsidiary of the Company, substantially in the form of Exhibit ___ hereto, as the same may be amended, supplemented or otherwise modified from time to time.

             "Trade Payables" means accounts payable or any other Debt or monetary obligations to trade creditors created or assumed by the Company or its Subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

             "Trade Secrets" means any proprietary information, process or system now or hereafter created which is within the possession of the Company and its Subsidiaries, including, without limitation, manufacturing processes or methods, all formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards relating to or used in the operating standards relating to or used in the operation of the Company's and its Subsidiaries' business, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

             "Trademark License" means any agreement, written or oral, providing for the grant by or to the Company or any of its Subsidiaries of any right to use any Trademark.

             "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and (b) all renewals thereof.

             "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

             "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

             "Trust Moneys" means all cash or Cash Equivalents received by the Collateral Agent (i) from Asset Sales with such proceeds to be subject to the Lien of the Security Documents in accordance with Section 6.15; or (ii) as Condemnation Proceeds with respect to all or any part of the Collateral; or
(iii) as Net Insurance Proceeds with respect to all or any part of the Collateral; or (iv) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise; or (e) for application under Article XIII as elsewhere provided in this Indenture or the Security Documents or whose disposition is not elsewhere otherwise specifically provided for in the Indenture or in the Security Documents; provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to Article IV or XIV or Section 5.5 or delivered to or received by the Trustee for application in accordance with
Section 8.6 hereof. Trust Moneys shall be held by the Collateral Agent for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to the Security Documents, said Trust Moneys shall be applied in accordance with
Section 8.6; but, prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in Article XIII.

             "Trust Moneys Release Notice" has the meaning specified in Section 13.4.

             "Trust Officer" means any Vice President, any Assistant Vice President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

             "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

             "Valuation Date" has the meaning specified in Section 12.5(b).

             "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

             "Wholly-Owned Recourse Subsidiary" means a Wholly-Owned Subsidiary that is a Recourse Subsidiary.

             "Wholly-Owned Subsidiary" means a Subsidiary all the Capital Stock of which (other than any director's qualifying stock) or, in the case of a non-corporate Subsidiary, other equity interests having ordinary voting power for the election of directors or other governing body of such Subsidiary, is owned by the Company or another Wholly-Owned Subsidiary of the Company.

             "Withdrawal Notice" has the meaning specified in Section 13.5.



SECTION 1.2. Compliance Certificates and Opinions.

             Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or under this Indenture. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by officers of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

             Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

             (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

             (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 1.3. Form of Documents Delivered to Trustee.

             In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

             Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

             Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4. Acts of Holders; Record Dates.

             (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by one or more agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 9.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

             (b) The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in any manner which the Trustee deems sufficient.

             (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 10.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

             (d) The ownership of Securities shall be proved by the Security Register.

             (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 1.5. Notices, Etc. to Trustee and Company.

             Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

             (i) the Trustee by any Holder or by the Company pursuant to any of the Security Documents shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trustee, The Huntington National Bank, 540 Madison Avenue, Covington, Kentucky 41011.

             (ii) the Company or the Subsidiary by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of its Secretary at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.



SECTION 1.6. Notice to Holders; Waiver.

             Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

             In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.7. Conflict with Trust Indenture Act.

             If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.



SECTION 1.8. Effect of Headings and Table of Contents.

             The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.



SECTION 1.9. Successors and Assigns.

             All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.



SECTION 1.10. Separability Clause.

             In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



SECTION 1.11. Benefits of Indenture.

             Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.



SECTION 1.12. Governing Law.

             This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 1.13. Legal Holidays.

             In any case where any Interest Payment Date, Maturity Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Maturity Date, or at the Stated Maturity; provided, that no interest shall accrue for the period from and after such Maturity Date or Stated Maturity, as the case may be.



SECTION 1.14. Immunity of Incorporators, Stockholders, Officers and Directors.

             No recourse shall be had for the payment of the principal of or interest on any Security or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities.


                                   ARTICLE II

                                 SECURITY FORMS


SECTION 2.1. Forms Generally.

             The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

             The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, if any, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.



SECTION 2.2. Form of Face of Security.

                                 NS GROUP, INC.

Registered                                                            Registered
No. ___                                                              $__________

             [Insert if the Security is to be a Global Security -- This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

             Unless this Security is presented by an authorized representative of the Depositary (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued upon registration or transfer of, or in exchange for, or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

             NS GROUP, INC., a corporation duly organized and existing under the laws of Kentucky (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Insert if the Security is to be a Global Security -- Cede & Co., as nominee for the Depositary] ________________, or registered assigns, the principal sum of ________________ on _______ __, 2003, and to pay interest thereon from ______ __, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ________ __ and __________ __ in each year, commencing __________ __, 1996, at the rate of ______% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more

Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the __________ __ or _________ __ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. The Company will pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of ____% per annum.

             Payment of the principal of and interest on this Security will be made at the office or agency of The Huntington National Bank, acting as Paying Agent, maintained for that purpose in Columbus, Ohio, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided further, that a Holder of $10,000,000 in aggregate principal amount of the Securities shall be entitled to receive payments of interest by wire transfer in immediately available funds (but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date). Holders must surrender the Security at maturity, whether such date occurs by acceleration or otherwise, to the Paying Agent.

             [Insert in place of preceding paragraph if the Security is to be a Global Security -- Immediately available funds for the payment of the principal of (and premium, if any) and interest on this Security due on any Interest Payment Date, Maturity Date or on Stated Maturity will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Depositary on such respective dates. The Depositary will allocate and pay such funds to the owners of beneficial interests in the Security in accordance with its existing operating procedures.]

             Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

             Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

             By acceptance of this Security, the Holder hereby irrevocably appoints the Trustee as its special attorney-in-fact for the Holder and vests the Trustee (and the Collateral Agent) on behalf of the Holder with full power to act on such Holder's behalf and enforce the Security Documents for the benefit of the Holder.

             The Company will appoint and at all times maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of (and premium, if any) and interest on any Securities on behalf of the Company and having an office or agency in the City of Columbus, Ohio, where Securities may be presented or surrendered for payment and where notice, designations or requests in respect of payments with respect to Securities may be served. The Company has initially appointed the Huntington National Bank as such Paying Agent, with its Corporate Trust Office currently at 41 S. High Street, Columbus, Ohio 43214. In addition, the Company has initially appointed the Huntington National Bank as Security Registrar. The Company will give prompt written notice to the Trustee of any such change in appointments.

                                        NS GROUP, INC.


                                        By:
                                           -------------------------------------
                                           President and Chief Executive Officer

                                          Attest by:
                                                    ----------------------------
                                                    Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities issued
under the Indenture described herein.

THE HUNTINGTON NATIONAL BANK,
   AS TRUSTEE


By
  ----------------------------------------
            Authorized Signor


                          [Form of Reverse of Security]

             This Security is one of a duly authorized issue of Securities of the Company designated as its ____% Senior Secured Notes due 2003 (herein called the "Securities"), limited in aggregate principal amount to $125,000,000, issued and to be issued under an Indenture, dated as of ________ __, 1995 (herein called the "Indenture"), among the Company, each of the Company's Subsidiaries and Huntington National Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. This Security is subject to all such terms, and the Holders of the Securities are referred to the Indenture and the Trust Indenture Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

             This Security is a secured obligation of the Company limited in aggregate principal amount to $125,000,000. The Indenture limits, among other things, the ability of the Company and its Subsidiaries to incur additional Debt; create Liens; make restricted payments; engage in certain transactions with Affiliates; engage in Sale and Leaseback Transactions; dispose of assets; issue Preferred Stock of Subsidiaries; issue and sell Capital Stock of Subsidiaries; transfer assets to its Subsidiaries; enter into agreements that restrict the ability of its Subsidiaries to make dividends and distributions; engage in mergers, consolidations and transfers of substantially all of its assets; make certain Investments, loans, and advances; and create Non-Recourse Subsidiaries. These limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee quarterly its compliance with the limitations contained in the Indenture.

             The Company, at its option, may redeem this Security, in whole or in part, from time to time on and after ________ __, 1999, at the redemption prices set forth below (expressed as a percentage of the principal amount thereof), in each case together with accrued interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning __________ __ of the years indicated below:

                     Year                                Percentage
                     ----                                ----------
                     1999                               ___%
                     2000                               ___%

             2001 and thereafter                        100%

provided, that if the date fixed for redemption is _____ __ or _______ __, then the interest payable on such date shall be paid to the Holder of record on the next preceding ________ __ or ________ __.

             Until ________ ___, 1998, the Company may redeem up to 40% of the principal amount of the Securities with the net proceeds of a Public Equity Offering of Common Stock at ___% of the principal amount thereof plus accrued interest to the redemption date; provided that at least $75,000,000 of the Securities remain outstanding following the redemption.

             In the event that less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Securities of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or the portion thereof called for redemption unless the Company defaults in the payment of the redemption price or accrued interest.

             Sections 6.15 and 6.18 of the Indenture provide that after certain Asset Sales and upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company may be required to make an offer to purchase certain amounts of Securities in accordance with the procedures set forth in the Indenture.

             In order to secure the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same become due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Company, subject to certain exceptions, has pledged the Intercompany Notes and granted security interests in and Liens on the Intercompany Notes, and pledged the security interests securing the Intercompany Notes, to the Collateral Agent for the benefit of the Holders pursuant to the Indenture and the Security Documents. The obligations of the Steelmaking Subsidiaries under the Intercompany Notes will be secured by a second priority security interest in the Collateral assigned by such Subsidiaries pursuant to the ICN Security Agreements and the ICN Mortgages. The existing and future Recourse Subsidiaries of the Company shall execute a Subsidiary Guarantee to guarantee the obligations of the Company with respect to the Securities. The obligations of the Steelmaking Subsidiaries and all future Recourse Subsidiaries under the Subsidiary Guarantee will be secured by a first priority security interest in and Liens on the Collateral granted by such Subsidiaries pursuant to respective Subsidiary Security Agreements.

             Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

             The Trustee, the Collateral Agent and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Indenture and Security Documents will not be deemed for any purpose to be an impairment of the Security under the Indenture.

             If an Event of Default (other than an Event of Default specified in Section 8.1(ix) or (x)) occurs and is continuing, the Trustee or the Holders of at least 25% of the principal amount of the Outstanding Securities by notice to the Company (and to the Trustee if such notice is given by the Holders) may declare the principal amount and accrued interest on the Securities to be immediately due and payable. If an Event of Default specified in Section 8.1(ix) or (x) occurs, the principal amount and accrued interest shall ipso facto become and be immediately due and payable on all Outstanding Securities without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then Outstanding Securities by notice to the Trustee and the Company may rescind an acceleration and its consequences if the Company has paid or deposited with the Trustee a sum sufficient to pay all amounts due, other than amounts due by declaration of acceleration, and all existing Events of Default, other than the nonpayment of the principal of the Securities which have became due solely by such declaration of acceleration, have been cured or waived. The Holders of a majority in principal amount of the outstanding Securities also have the right to waive certain past defaults under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on the Security, or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders.

             From time to time, the Company when authorized by a Board Resolution, and the Trustee (or the Collateral Agent, if a party thereto), may, without the consent of any Holders, amend, waive, or supplement the Indenture, the Security Documents or the Securities or cause the Recourse Subsidiaries to amend, waive or supplement the Security Documents for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistences, maintaining the qualification of the Indenture under the Trust Indenture Act, making any change that does not adversely affect the rights of any Holder making any change that does not adversely affect the rights of any Holder, giving effect to the release of any Released Collateral, evidencing the succession of another Person to the Company or any Subsidiary of the Company and the assumption by any such successor of the covenants of the Company or such Subsidiary, as the case may be, to evidence the release and discharge of the obligations of any Subsidiary of the Company the Capital Stock of which has been sold or otherwise disposed of in accordance with the applicable provisions of the Indenture, pledging or granting a security interest in favor of the Collateral Agent as additional security for the payment and performance of the obligations under the Indenture, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Collateral Agent pursuant to any Security Document or otherwise; provided, that the Company delivers to the Trustee an Opinion of Counsel as required by the Indenture which shall state that such change does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture, the Securities or the Security Documents may be made by the Company, the Collateral Agent (if a party thereto) and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Senior Secured Notes; provided, that no such modification or amendment may, without the consent of the Holder of each outstanding Security affected thereby, (i) reduce the principal amount of, change the time or place for payment, extend the final maturity of, alter the redemption provisions of, or alter the provisions with respect to Change of Control Offers or Asset Sale Offers for the Securities, (ii) change the currency in which any Securities or any premium thereon is payable, (iii) reduce the percentage in principal amount of outstanding Securities that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture, the Securities or the Security Documents, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities, (v) waive a default in payment with respect to the Securities, (vi) reduce or change the rate or time for payment of interest on the Securities,
(vii) affect the ranking of the Securities or the security for the Subsidiary Guarantee or the Intercompany Notes, or (viii) modify any of the foregoing provisions or reduce the principal amount of outstanding Securities necessary to waive any covenant or past Default.

             No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

             If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as unsecured general creditors.

             As provided in the Indenture and subject to certain limitations set forth therein (including in case of any Global Security, certain additional limitations) and as may be set forth on the face hereof, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities in an authorized denomination and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

             The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein and herein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of different authorized denominations, as requested by the Holder surrendering the same.

             No service charge shall be made for any such registration of transfer or exchange, but the Company may require appropriate endorsements and the payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than exchanges pursuant to Section 3.4 or
11.6 not including any transfer. During the period of 15 days preceding any Interest Payment Date or Maturity Date, the Company shall not be required to register the transfer of or to exchange any Securities. In addition, the Company shall not be required (i) to register the transfer of or to exchange any Securities for a period of 15 days immediately preceding any date fixed for any selection of Securities of such series to be redeemed and (ii) to register the transfer of or to exchange any Securities selected for redemption, except the unredeemed portion of any Security being redeemed in part.

             Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

             The Indenture and the Securities endorsed thereon shall be governed by and construed in accordance with the laws of the State of New York.

             When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article VII of the Indenture, the predecessor corporation will be released from those obligations.

             The Trustee, in its individual or any other capacity, may make loans to, accept deposits and pledges from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

             Directors, officers, employees or shareholders of the Company shall not have any liability for any obligations of the Company under the Securities, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligation or their creation. The Holder of this Security, or any beneficial interests in this Security, hereby waives and releases all such liability. Such waiver and release are part of the consideration for the issue of the Securities.

             Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

             Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed in the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.



SECTION 2.3. Form of Trustee's Certificate of Authentication.

             This is one of the Securities referred to in the within-mentioned Indenture.

                                            TRUSTEE'S CERTIFICATE OF
                                              AUTHENTICATION
                                            This is one of the Securities
                                              issued under the Indenture
                                              described herein.

                                            HUNTINGTON NATIONAL BANK,
                                              as Trustee


                                            By
                                              ----------------------------------
                                                      Authorized Signor

Date of Authentication:


                                  ARTICLE III

                                 THE SECURITIES


SECTION 3.1. Title and Terms.

             The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $125,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities. Subject to Section 3.5, the Securities will be represented by a Global Security in the name of the Depositary or its nominee.

             The Securities shall be known and designated as the "___% Senior Secured Notes due 2003" of the Company. Their Stated Maturity shall be _____ __, 2003, and they shall bear interest at the rate of _____% per annum, from ______ __, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on ________ __ and

__________ __ in each year, commencing __________ __, 1996, until the principal thereof is paid or made available for payment.

             The principal of and interest on the Securities shall be payable at the office or agency of the Paying Agent in The City of Columbus Ohio, maintained for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that a Holder of $10,000,000 in aggregate principal amount of the Securities shall be entitled to receive payments of interest by wire transfer in immediately available funds (but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date).

             Notwithstanding any other provision of this Section 3.1, if the Security is in the form of a Global Security, immediately available funds for the payment of the principal of (and premium, if any) and interest on the Security due on any Interest Payment Date or Maturity Date, as the case may be, will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Depositary on such respective dates. The Depositary will allocate and pay such funds to the owners of beneficial interests in the Security in accordance with its existing operating procedures.

             The Securities shall be subject to redemption and repurchase by the Company as provided herein.


SECTION 3.2. Denominations.

             The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.



SECTION 3.3. Execution, Authentication, Delivery and Dating.

             The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or its Chief Financial Officer, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

             Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

             At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

             Each Security shall be dated the date of its authentication.

             No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature (except as otherwise provided in Section 9.14), and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.



SECTION 3.4. Temporary Securities.

             Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

             If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 6.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.



SECTION 3.5. Registration; Registration of Transfer and Exchange.

             The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 6.2 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed Security Registrar for the purpose of registering Securities and transfers of Securities as herein provided.

             Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 6.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

             Notwithstanding any other provision of this Section 3.5, unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless otherwise provided as contemplated by Section 3.1 with respect to Securities evidenced in whole or in part by a Global Security, the Depositary may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Security evidencing all or part of the Securities unless such beneficial interest is in an amount equal to an authorized denomination for the Securities.

             If at any time the Depositary for the Securities notifies the Company that it is unwilling or unable to continue as a Depositary for the Securities or if at any time the Depositary for Securities shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to the Securities. If a successor Depositary for the Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon the written request or authorization of any officer of the Company, will authenticate and deliver Securities in definitive form in an aggregate principal amount equal to the principal amount of the Global Security representing Securities in exchange for such Global Security.

             In the event that (i) the Company at any time and in its sole discretion determines that the Securities issued in the form of a Global Security shall no longer be represented by such Global Security or (ii) there shall have occurred and be continuing a Default or an Event of Default, the Company will execute, and the Trustee, upon the written request or authorization of any officer of the Company, will authenticate and deliver Securities in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security representing the Securities in exchange for such Global Security.

             The Depositary may surrender a Global Security in exchange, in whole or in part, for Securities in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute and the Trustee shall authenticate and deliver, without charge,

             (i) to each Person specified by the Depositary, a new Security or Securities in definitive form in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the surrendered Global Security; and

             (ii) to the Depositary, a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities of such series delivered in definitive form to Holders pursuant to clause (i) above.

             Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee. Securities issued in definitive form in exchange for a Global Security pursuant to this Section
3.5 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities in definitive form to the Person in whose name such Securities are so registered.

             At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

             All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

             Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

             No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to this Section 3.4 or 11.6 not involving any transfer.

             During the period of 15 days preceding any Interest Payment Date or Maturity Date, the Company shall not be required to register the transfer of or to exchange any Securities. In addition, the Company shall not be required (i) to register the transfer of or to exchange any Securities for a period of 15 days immediately preceding any date fixed for any selection of Securities of such series to be redeemed and (ii) to register the transfer of or to exchange any Securities selected for redemption, except the unredeemed portion of any Security being redeemed in part.



SECTION 3.6. Mutilated, Destroyed, Lost and Stolen Securities.

             If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

             If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

             In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

             Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

             Every new Security issued pursuant to this Section 3.6 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

             The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.7.     Payment of Interest; Interest Rights Preserved.

                 Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

                 Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                 (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the

         Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

                 Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.



SECTION 3.8.     Persons Deemed Owners.

                 Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.



SECTION 3.9.     Cancellation.

                 All Securities surrendered for payment, redemption, repurchase, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that cancelled Securities be returned to it.



SECTION 3.10.    Computation of Interest.

                 Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE


SECTION 4.1.     Satisfaction and Discharge of Indenture.

                 This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and the Security Documents, when

                 (1)       either

                 (A) all Securities theretofore authenticated and issued (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and
         (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Trustee or discharged from such trust, as provided in
         Section 6.26) have been delivered to the Trustee for cancellation; or

                 (B) all such Securities not theretofore delivered to the Trustee for cancellation

                             (i)  have become due and payable; or

                            (ii)  will become due and payable within one year,

                 and the Company, in the case of (B) (i) or (ii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity Date, as the case may be;

                 (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.7, the obligations of the Trustee to any Authenticating Agent under Section 9.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section 4.1, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 6.26 shall survive.



SECTION 4.2.     Application of Monies for Satisfaction and Discharge.

                 Subject to the provisions of the last paragraph of Section 6.26, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium and interest for whose payment such money has been deposited with the Trustee.


                                   ARTICLE V

                                   REDEMPTION


SECTION 5.1.     Notices to Trustee.

                 If the Company elects to redeem Securities, it shall notify the Trustee and the Paying Agent in writing of the redemption date and the principal amount of Securities to be redeemed.

                 The Company shall give each notice provided for in this
Section 5.1 at least 75 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Securities.



SECTION 5.2.     Selection of Securities To Be Redeemed.

                 If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, that no Securities of $1,000 or less shall be redeemed in part.

                 The Trustee shall make the selection from the Outstanding Securities not previously called for redemption. The Trustee shall promptly notify the Company in writing of such Securities and, in the case of Securities selected for partial redemption, the principal amount to be redeemed. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. The Securities and portions of them the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.



SECTION 5.3.     Notice of Redemption.

                 At least 30 days but not more than 60 days prior to a redemption date, the Company shall mail or cause the mailing of a notice of redemption by first-class mail to each Holder of Securities to be redeemed at its registered address.

                 The notice shall identify the Securities to be redeemed and shall state:

                 (1)  the redemption date;

                 (2) the redemption price and the amount of accrued interest, if any, to be paid;

                 (3)  the name and address of the Paying Agent;

                 (4) that the Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

                 (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Trustee or the Paying Agent of the Securities redeemed;

                 (6) if any Security is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on and after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof shall be issued without charge to the Holder; and

                 (7) if less than all of the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of the Securities estimated to be outstanding after the redemption.

SECTION 5.4.     Effect of Notice of Redemption.

                 Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price and shall cease to bear interest from and after the redemption date (unless the Company shall default in the payment of the redemption price or accrued interest). Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date; provided, that if the redemption date is ________ __ or ________ __, then the interest payable on such date shall be paid to the Holder of record on the next preceding __________ __ or _________ __.



SECTION 5.5.     Deposit of Redemption Price.

                 At least one Business Day prior to the redemption date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on the redemption date.

                 If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the redemption date due to the failure of the Company to deposit sufficient funds with the Paying Agent, interest shall continue to accrue from the redemption date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Securities.



SECTION 5.6.     Securities Redeemed in Part.

                 Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.



SECTION 5.7.     Public Equity Offering.  [to come]


                                   ARTICLE VI

                                   COVENANTS

SECTION 6.1.     Payment of Securities.

                 The Company shall pay, or cause to be paid, the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. If the Securities are [not] represented by one or more global Securities, an installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any Subsidiary) holds on that date money in immediately available funds designated for and sufficient to pay such installment. The Company agrees with the Trustee to deposit such funds with the Trustee or Paying Agent prior to the close of business on the Business Day immediately preceding the date such payment is due.

                 The Company shall pay interest on overdue principal and (to the extent permitted by law) on overdue installments of interest at a rate equal to ______%.



SECTION 6.2.     Maintenance of Office or Agency.

                 The Company shall maintain in the City of [___ _______, _________] an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 1.5 hereof.

                 The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of [___ _______, _________] for such purposes. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

                 The Company hereby initially designates the Corporate Trust Office of the Trustee located at 41 S. High Street, Columbus, Ohio 43215 as such offices of the Company in accordance with Section 3.5 hereof.

SECTION 6.3.     Corporate Existence.

                 Subject to Article VII, the Company shall do or cause to be done, at its own cost and expense, all things necessary to, and shall cause each Subsidiary to, preserve and keep in full force and effect the corporate existence and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if in the judgment of the Board of Directors of the Company, (a) such preservation or existence is not desirable in the conduct of business of the Company or such Subsidiary and (b) the loss of such right, license or franchise or the dissolution of such Subsidiary is not adverse in any material respect to the Holders.



SECTION 6.4.     Payment of Taxes and Other Claims; Tax Consolidation.

                 The Company shall, and shall cause each Subsidiary to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Recourse Subsidiary; provided, however, that, subject to the terms of the applicable Security Documents, the Company or any Subsidiary shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves (in the good faith judgment of the Board of Directors of the Company) have been made.



SECTION 6.5.     Compliance Certificates.

                 (a) The Company shall deliver to the Trustee, within 45 days after the end of each of the respective first three quarters of the Company's fiscal year, and within 90 days after the end of its respective fiscal year, Officers' Certificates of the Company stating (i) that a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter or year, as the case may be, has been made under the supervision of the signing officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Responsible Officer signing such certificate, (ii) that, to the best knowledge of such Responsible Officer, the Company and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Responsible Officer may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto) and (iii) that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited (or, if such event has occurred, describing the event and what action the Company is taking or proposes to take with respect thereto).

                 (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 6.6 shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such annual financial statements nothing has come to their attention that would lead them to believe that the Company and its Subsidiaries have violated any provisions of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

                 (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.



SECTION 6.6.     SEC Reports.

                 (a) In accordance with the provisions of Section 314(a) of the Trust Indenture Act, at any time that the Company is required to file periodic reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee, within 5 days after it files them with the Commission, copies of annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act. In addition, at any time that the Company has a class of equity securities registered under the Exchange Act, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished by it to stockholders generally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the Securities Register.

                 (b) At any time that the Company does not have a class of securities registered under the Exchange Act, the Company shall furnish to the Trustee (who is hereby authorized and directed to furnish a copy thereof to any person requesting the same in writing) and shall mail (or cause to be mailed by the Trustee at the Company's expense) to each of the Holders at their addresses as set forth in the Securities Register maintained by the Securities Registrar within 60 days after the close of each of the first three quarters of each fiscal year and within 105 days after the close of each fiscal year consolidated balance sheets of the Company as of the end of each such quarter or fiscal year, as the case may be, and consolidated statements of income and changes in financial position of the Company for the period commencing at the end of the Company's previous fiscal year and ending with the end of such quarter or fiscal year, as the case may be, all such financial statements setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end adjustments) by a Responsible Officer of the Company as having been prepared in accordance with GAAP consistently applied, and, in the case of annual consolidated financial statements, certified by independent public accountants of recognized standing and a discussion and analysis of the results of operations and financial condition of the Company and its Subsidiaries for the periods presented, which discussion and analysis shall be prepared by the management of the Company in a manner responsive to the requirements of Item 303 (or any successor item or section) of Regulation S-K. All financial statements shall be prepared in accordance with GAAP consistently applied, except for changes with which the Company's independent public accountants concur and except that quarterly statements may be subject to year-end adjustments.



SECTION 6.7.     Waiver of Stay, Extension or Usury Laws.

                 The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of (and premium, if any) or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.8. Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

                 (a) Subject to the applicable provisions of the Security Documents, the Company shall, and shall cause each Subsidiary to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good working order and condition, ordinary wear and tear excepted, and shall cause to be made all necessary (in the good faith opinion of management) repairs, renewals, replacements, additions, betterments and improvements thereto.

                 (b) The Company shall and shall cause each Subsidiary to maintain insurance with insurance companies or associations with a rating of "A-" or better, as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use), subject to the provisions of the applicable Security Documents, in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

                 (c) The Company shall and shall cause each Subsidiary to keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

                 (d) The Company shall and shall cause each Subsidiary to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would adversely affect the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.



SECTION 6.9.     Limitations on Debt.

                 (a) The Company shall not, and shall not permit any Subsidiary to, Issue (each event, an "incurrence"), directly or indirectly, any Debt (including Acquired Debt) unless (a) the pro forma Consolidated EBITDA Coverage Ratio of the Company and its Recourse Subsidiaries for the Reference Period prior to the incurrence of such Debt would have been greater than (i)
2.0 to 1.0 and (b) no Default or Event of Default shall have occurred and be continuing at the time of, or after giving effect to, the incurrence of such Debt.

                 (b) The limitation set forth in paragraph (a) shall not apply to:

                    (i) Debt evidenced by the Securities and the obligations of the Company and its Subsidiaries under the Indenture and the Security Documents;

                    (ii) Debt issued pursuant to the Credit Facility in the aggregate principal amount outstanding at any time not to exceed the greater of (a) $50 million or (b) the sum of (1) 85% of the aggregate face amount of Accounts Receivable plus (2) 50% of the aggregate book value of Inventory, in each case, measured as of the end of the most recent fiscal month for which information regarding Accounts Receivable and Inventory is then available;

                   (iii) Debt of the Company issued to any Wholly-Owned Recourse Subsidiary; provided, that (a) any such Debt is unsecured and is subordinated to the Securities and (b) that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly-Owned Recourse Subsidiary ceasing to be a Wholly-Owned Recourse Subsidiary or any transfer of such Debt by any Wholly-Owned Recourse Subsidiary to a Person not a Wholly-Owned Recourse Subsidiary will, in each case, be deemed an incurrence of such Debt under the Indenture;

                    (iv) Debt of a Wholly-Owned Recourse Subsidiary issued to and held by the Company or any Wholly-Owned Recourse Subsidiary of the Company; provided, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly-Owned Recourse Subsidiary ceasing to be a Wholly-Owned Recourse Subsidiary or any transfer of such Debt by the Company or any Wholly-Owned Recourse Subsidiary to a Person not a Wholly-Owned Recourse Subsidiary will, in each case, be deemed an incurrence of Debt under the Indenture;

                    (v) Debt of the Company and its Subsidiaries which is existing immediately following the issuance of the Securities and the application of the proceeds of the Securities (in no event shall this clause be deemed to permit Debt in connection with the GECC Loans or to the Caster Loan to remain outstanding);

                    (vi) Debt issued pursuant to (a) Interest Rate Protection Agreements in respect of Debt of the Company or any of its Subsidiaries that is permitted under this covenant to the extent the notional principal amount of such Interest Rate Protection Agreements does not exceed the aggregate principal amount of the Debt to which such Interest Rate Protection Agreements relate and (b) Hedging Agreements in respect of foreign exchange or commodity exposures incurred by the Company or any of its Subsidiaries in the ordinary course of business;

                   (vii) Debt evidenced by Industrial Development Bonds (including Pollution Control Bonds) as such terms are defined under the Internal Revenue Code, or Government Loans in an aggregate principal amount not to exceed $20,000,000;

                  (viii) Non-Recourse Debt of a Non-Recourse Subsidiary; provided, however, that if any such Debt thereafter ceases to be a Non-Recourse Debt of a Non-Recourse Subsidiary, then such event shall be deemed to constitute the issuance of such Debt by the issuer thereof;

                    (ix) Debt incurred with respect to the deferred purchase price of machinery and equipment (including all capitalized costs incurred in connection therewith, such as engineering studies and installation thereof) related to the business of the Company or its Subsidiaries at the time of purchase and other purchase money obligations (including Capital Lease Obligations) not to exceed, in the aggregate, $20,000,000 outstanding at any time; provided, that the maturity of any such obligation does not exceed the anticipated useful life of the asset being financed; and

                     (x) any renewal, extension or refinancing (and subsequent renewals, extensions or refinancings) of any Debt permitted at the time incurred of the Company and its Subsidiaries; provided, however, that (a) the principal amount of the Debt so issued shall not exceed the maximum principal amount of the Debt so exchanged, refunded or refinanced, (b) Debt which constitutes a renewal, extension or refinancing of Debt of the Company shall be pari passu or subordinated in right of payment to the Securities, (c) Debt which constitutes a renewal, extension or refinancing of Debt of Subsidiaries shall be pari passu or subordinated in right of payment to the Subsidiary Guarantee and (d) the Debt so issued (1) shall not mature prior to the maturity of the Debt so exchanged, refunded or refinanced and (2) shall have an Average Life equal to or greater than the remaining Average Life of the Debt so exchanged, refunded or refinanced; and provided, further, that in no event may Debt be renewed, extended or refinanced by means of Debt of any Subsidiary of the Company if such Debt was originally incurred by the Company.


SECTION 6.10.    Limitation on Liens.

                 The Company shall not, and shall not permit, cause or suffer any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind upon any property or assets of the Company or any Subsidiary, whether now owned or hereafter acquired, except for:

                    (i) Liens in favor of the Collateral Agent or the Holders, including Liens created by the Securities, the Indenture and the Security Documents;

                    (ii) Liens on the Lender Secured Property to secure the Credit Facility and the guarantees executed in connection therewith;

                   (iii)  Permitted Liens;

                    (iv) Liens on the property of the Company or any of its Subsidiaries created solely for the purpose of securing purchase money obligations for property acquired in the ordinary course of business; provided, that (a) such property so acquired for use in the ordinary course of business is for use in lines of business related to the Company's or its Subsidiaries' business as it exists immediately prior to the issuance of the related Debt, (b) no such Lien shall extend to or cover other property or assets of the Company and its Subsidiaries other than the respective property or assets so acquired and (c) the principal amount of Debt secured by any such Lien shall at no time exceed the original purchase price of such property or assets;

                    (v) Liens on the property or assets of a Subsidiary acquired after the Issue Date or on property or assets acquired in an asset purchase transaction with a Person that is not an Affiliate created solely to secure the obligations that financed the acquisition of such Subsidiary or such property and assets; provided that (a) no such Lien shall extend to or cover property or assets of the Company and its Subsidiaries other than the property or assets of the Subsidiary so acquired or the property or assets so acquired and (b) no such Lien shall extend to the Capital Stock of any Subsidiary so acquired and (c) the principal amount of Debt secured by any such Lien shall not exceed the original purchase price of such Subsidiary or such property or assets;

                    (vi) Liens on the assets of any entity existing at the time such entity or assets are acquired by the Company or any of its Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise; provided, that such Liens (a) are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Company or any of its Subsidiaries and (b) do not extend to any other property of the Company or any of its Subsidiaries;

                   (vii) Liens in existence on the date of the Indenture (excluding Liens relating to all or any portion of Debt incurred in connection with the GECC Loans or the Caster Loan);

                 (viii) Liens securing Industrial Development Bonds (including Pollution Control Bonds) as such terms are defined in the Internal Revenue Code; provided, that any Lien permitted by this clause (viii) shall not extend to any other property of the Company or any of its Subsidiaries; and

                    (ix)  Liens on No. 3 Melt Shop to secure Government Loans;
         and

                    (x) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured immediately prior to the time of such extension, renewal or replacement (or with respect to the

         Credit Facility, the maximum amount permitted to be borrowed thereunder) and that such extension, renewal, or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).



SECTION 6.11.    Limitation on the Issuance of Preferred Stock by Subsidiaries.

                 The Company shall not permit any of its Recourse Subsidiaries to issue, directly or indirectly, any Preferred Stock, except:

                    (i) Preferred Stock issued to and held by the Company or a Wholly-Owned Recourse Subsidiary, except that any subsequent issuance or transfer of any Capital Stock which results in any Wholly-Owned Recourse Subsidiary ceasing to be a Wholly-Owned Recourse Subsidiary or any transfer of such Preferred Stock by any Wholly-Owned Recourse Subsidiary to a Person not a Wholly-Owned Recourse Subsidiary will, in each case, be deemed an issuance of Preferred Stock under the Indenture;

                    (ii)  Preferred Stock issued by a Person prior to the time
         (a) such Person became a Subsidiary, (b) such Person merges with or into a Subsidiary or (c) a Subsidiary merges with or into such Person (in a transaction in which such Person becomes a Subsidiary), in each case if such Preferred Stock was not issued in anticipation of such transaction; and

                   (iii) Preferred Stock issued in exchange for, or the proceeds of which are used to refund Debt or refinance Preferred Stock issued pursuant to clauses (i) or (ii) (other than Preferred Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) that is redeemable at the option of the holder thereof or that is otherwise redeemable, pursuant to sinking fund obligations or otherwise, prior to the date of redemption or maturity of the Preferred Stock or Debt being so refunded or refinanced); provided, that (a) the liquidation value of such Preferred Stock so issued shall not exceed the principal amount or the liquidation value of the Debt or Preferred Stock, as the case may be, so refunded or refinanced and (b) the Preferred Stock so issued (i) shall have a stated maturity not earlier than the stated maturity of the Debt or Preferred Stock being refunded or refinanced and (2) shall have an Average Life equal to or greater than the remaining Average Life of the Debt or Preferred Stock being refunded or refinanced.

SECTION 6.12.    Transfer of Assets to Subsidiaries.

                 Notwithstanding the covenant restricting Asset Sales, Restricted Payments and transactions with Affiliates, the Company shall not, and shall not permit any of its Recourse Subsidiaries to, make any sale, transfer or other disposition (including by way of Sale and Leaseback Transaction) to any of its Subsidiaries (other than in the ordinary course of business) of (i) any assets of the Company or its Recourse Subsidiaries or (ii) any shares of Capital Stock of any of the Company's Recourse Subsidiaries, in either case with an aggregate fair market value in excess of $1,000,000 (as determined in good faith by the Company) unless the Company or its Recourse Subsidiaries shall receive consideration from the Subsidiary acquiring such assets or Capital Stock by way of any such sale, transfer or otherwise in cash or Cash Equivalents equal to the amount in excess of $1,000,000 (the fair market value of such assets or Capital Stock to be determined in good faith by an Independent Appraiser or Independent Financial Advisor, as the circumstances dictate, with respect to a transaction with a fair market value in excess of $1,000,000); provided, that there shall be no restriction on the transfer of assets of Erlanger Tubular Corporation to either Koppel Steel Corporation or Newport Steel Corporation; and provided further, that assets may not be transferred by any Recourse Subsidiary to any Excluded Company.



SECTION 6.13.    Limitations on Restricted Payments.

                 The Company shall not, and shall not permit any Recourse Subsidiary, directly or indirectly, to declare, pay or set apart for payment, any Restricted Payment, if after giving effect thereto: (i) a Default shall have occurred and be continuing (or would result therefrom); or (ii) the aggregate amount of such Restricted Payment and all other Restricted Payments made by the Company or any of its Recourse Subsidiaries (the amount expected or distributed for such purposes, if other than in cash, to be valued at its fair market value as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution delivered to the Trustee) since the Issue Date would exceed the sum of:

                    (i) 50% of the Company's Consolidated Net Income accrued for the period (treated as one accounting period) from the first day of the fiscal quarter succeeding the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); and

                    (ii) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than to a Subsidiary of the Company or an employee stock ownership plan or similar trust), including Net Cash Proceeds from the exercise of warrants; and

                   (iii) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan subsequent to the Issue Date; provided, that if such employee stock ownership plan issues any Debt, only to the extent that any such proceeds are equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such employee stock ownership plan with respect to Debt issued by it to finance the purchase of such Capital Stock; and

                    (iv) the aggregate Net Cash Proceeds received by the Company from the issuance of its Capital Stock upon the conversion of or exchange for (other than by a Subsidiary of the Company), securities evidencing Debt of the Company subsequent to the Issue Date, calculated on the assumption that the gross proceeds from such issuance are equal to the aggregate principal amount (or if discounted Debt, the accreted principal amount) of Debt evidenced by such securities converted or exchanged, plus any additional sums payable upon conversion or exchange (less the amount of any cash, or the fair market value of other property, distributed to the holder of such Debt by the Company or any of its Subsidiaries upon such conversion or exchange).

                 Notwithstanding the foregoing, this provision shall not prevent (i) the payment of any dividend within 60 days after the date of its declaration (if the declaration of such dividend was permitted by the foregoing provision at the time of such declaration); or (ii) the repurchase, retirement or other acquisition of any shares of the Company's Capital Stock, or any option, warrant or other right to purchase shares of the Company's Capital Stock, or the repayment of any Debt of the Company solely in exchange for shares of, or out of the proceeds of a substantially contemporaneous issuance of, Capital Stock (other than Disqualified Stock).



SECTION 6.14.    Limitations on Transactions with Affiliates.

                 The Company shall not, and shall not permit any Recourse Subsidiary to, conduct any business or enter into or permit to exist any transaction or series of related transactions, including, without limitation, any loan, advance, Guarantee or capital contribution to, or for the benefit of, or any sale, purchase, lease, exchange or other disposition of any property or the rendering of any service, or any other direct or indirect payment, transfer or other disposition) with any Affiliate of the Company or any legal or beneficial owner of 5% or more of any class of Capital Stock of the Company or with an Affiliate of any such owner unless the terms of such business, transaction or series of transactions are (i) set forth in writing, (ii) as favorable to the Company or such Recourse Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arms-length dealings with an unrelated third Person and (iii) the Board of Directors has, by resolution, determined in good faith that such business or transaction or series of transactions meets the criteria set forth in (ii) above; except that (a) the requirements of clauses (i) and (iii) shall not apply to transactions involving the sale of goods and services in the ordinary course of business that are consistent with the Company's and its Recourse Subsidiaries' past practices and (b) the foregoing shall not prohibit (1) Restricted Payments, Permitted Investments and Permitted Payments otherwise permitted by the Indenture, (2) transactions between the Company and one or more of its Wholly-Owned Recourse Subsidiaries, provided that such transactions are not otherwise prohibited, (3) payments of reasonable and customary compensation for services, directors fees, meeting expenses, insurance premiums and indemnities to the extent permitted by applicable law,
(4) the issuance of stock options (and shares of stock upon the exercise thereof) pursuant to any stock option plan approved by the Board of Directors and stockholders of the Company and (5) loans or advances to employees for relocation or travel related expenses consistent with ordinary practices of the Company.



SECTION 6.15.    Restrictions on Assets Sales.

             (a) The Company shall not, and shall not permit any of its Recourse Subsidiaries to, make any Asset Sale, unless (i) the Company (or its Recourse Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the Capital Stock or assets to be sold (as determined in good faith by its Board of Directors);
(ii) at least 85% of the consideration therefor is received by the Company or such Recourse Subsidiary in the form of cash or Cash Equivalents; and (iii) 100% of the consideration therefor is received by the Company or such Recourse Subsidiary in the form of cash, Cash Equivalents or instruments with respect to which a security interest therein may be perfected by possession; provided, that the limitations set forth in (ii) and (iii) above shall not be applicable to the sale of Excluded Assets.

             (b)  Within 360 days of the date that the sum of the Net
Available Cash of Asset Sales by the Company and its Recourse Subsidiaries (excluding the Net Available Cash (i) previously applied to the acquisition of property and assets used in lines of business related to the Company's or the Recourse Subsidiaries' business at such time (each a "Permitted Related Acquisition") and (ii) from the sale of Obsolete Assets not exceeding an aggregate fair market value of $1,000,000 in any year), together with Condemnation Awards and Net Insurance Proceeds (the "Available Amount"), equals or exceeds $5,000,000, the Company will elect to either (a) apply or cause to be applied the Available Amount to a Permitted Related Acquisition or the commencement thereof (provided that such project is completed within a reasonable time of the commencement thereof), (b) make an offer to purchase Securities from all Holders up to an amount equal to the Available Amount (rounded to the next lowest multiple of $1,000) at a purchase price equal to 100% of the principal amount thereof plus accrued interest thereon, if any, to the date of purchase (an "Asset Sale Offer") or (c) any combination of clauses
(a) and (b) above; provided, that (i) property acquired at any time as a Permitted Related Acquisition that has been acquired with Collateral Proceeds shall be subject to a first priority Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders; (ii) pending application to a Permitted Related Acquisition or an Asset Sale Offer, the Collateral Proceeds, together with all Condemnation Awards and Net Insurance Proceeds received by the Collateral Agent, will be retained by the Collateral Agent in Collateral Accounts; and (iii) notwithstanding the foregoing, the Company and its Subsidiaries, in the aggregate, shall be permitted to retain (x) $1,000,000 of Net Available Cash from Asset Sales other than sales of Obsolete Assets and (y) the Net Available Cash from the sale of the Excluded Assets. To the extent that Holders do not subscribe to an Asset Sale Offer, the Company may retain the unutilized Available Amount free of the Lien of the Security Documents. The Company and its Subsidiaries collectively may retain the Net Available Cash from the sale of Obsolete Assets in an aggregate amount not to exceed $1,000,000 in any year.

                 (c) The Company shall provide the Trustee with notice of any Asset Sale Offer at least 10 days before any notice of an Asset Sale Offer is mailed to Holders of the Securities (unless shorter notice is acceptable to the Trustee). If the Company elects to make an Asset Sale Offer, notice of such Asset Sale Offer shall be mailed by the Company to all Holders of Securities, with a copy to the Trustee and the Paying Agent, not more than 370 days after the Available Amount equals or exceeds $5,000,000 which notice shall specify the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Asset Sale Payment Date"). The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., Eastern time, on the Business Day immediately preceding the Asset Sale Payment Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

                    (i) that the Asset Sale Offer is being made pursuant to this Section 6.15;

                    (ii) the purchase price (including the amount of accrued interest, if any) for each Security and the Asset Sale Payment Date;

                   (iii) that any Security not tendered or accepted for payment shall continue to accrue interest in accordance with the terms thereof;

                    (iv) that any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Payment Date;

                    (v) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer must surrender their Securities with the form "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., Eastern time, on the Business Day immediately preceding the Asset Sale Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                    (vi) that Holders shall be entitled to withdraw their elections if the Paying Agent receives, not later than 5:00 p.m., Eastern time, on the third Business Day immediately preceding the Asset Sale Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

                   (vii) that if Securities in a principal amount in excess of the Holders' pro rata share of the Available Amount are tendered pursuant to the Asset Sale Offer, the Company shall purchase on a pro rata basis among the Securities tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                 (viii) that Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                    (ix) the instructions that Holders must follow to tender their Securities.

                 On or about the Asset Sale Payment Date, the Company shall (i) accept for payment, on a pro rata basis among the Securities tendered, Securities or portions thereof pursuant to the Asset Sale Offer in an amount equal to the Available Amount (ranked to the next lowest multiple of $1,000) and (ii) deliver to the Paying Agent the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver (or, in the case of a Global Security, transfer immediately available funds, on the Asset Sale Payment Date to the Depositary) to each Holder of the Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to each such Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered upon receipt from the Company thereof. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the first Business Day following the Asset Sale Payment Date. To the extent an Asset Sale Offer is not fully subscribed to by such Holders, the Company may retain (free and clear of the Lien of this Indenture and the Security Documents) such unutilized portion. The Paying Agent shall promptly deliver to the Company the balance of any such Trust Moneys held by the Paying Agent after payment to the Holders as aforesaid. For purposes of this Section 6.15, so long as the Collateral Agent is also the Trustee, the Collateral Agent shall act as the Paying Agent and, otherwise, the Trustee shall act as Paying Agent.





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                                                                              66



                 The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 6.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 6.15 by virtue thereof.



SECTION 6.16. Limitation on Restrictions on Distributions from Recourse Subsidiaries.

                 The Company shall not, and shall not permit any Recourse Subsidiary to, create, or permit to exist or become effective any encumbrance or restriction on the ability of any Recourse Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock; (b) make payments in respect of any Debt owed to the Company or any of the Company's Recourse Subsidiaries; (c) make any loans or advances to the Company or any of the Company's Recourse Subsidiaries; or (d) transfer any of its property or assets to the Company or any of the Company's Subsidiaries, except:
(i) any encumbrance or restriction pursuant to the Securities, the Indenture or the Security Documents; (ii) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including, without limitation, the Credit Facility); (iii) any encumbrance or restriction with respect to a Recourse Subsidiary pursuant to an agreement relating to any Debt issued by such Recourse Subsidiary on or prior to the date on which such Recourse Subsidiary was acquired by the Company (other than Debt issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Recourse Subsidiary became a Recourse Subsidiary or was acquired by the Company) and outstanding on such date; (iv) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Debt issued pursuant to an agreement referred to in clause (ii) or (iii) or contained in any amendment to an agreement referred to in clause (ii) or (iii); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are not more restrictive than encumbrances and restrictions contained in the refinanced or amended agreements; (v) customary non-assignment provisions restricting subletting or assignment of any lease or assignment entered into by a Recourse Subsidiary; and (vi) any restrictions with respect to a Recourse Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Recourse Subsidiary.

SECTION 6.17.    Limitation on Sale and Leaseback Transactions.

                 The Company shall not, and shall not permit any of its Recourse Subsidiaries to, enter into, directly or indirectly, any Sale and Leaseback Transaction, with respect to any real or tangible personal property, other than (i) a Sale and Leaseback Transaction entered into between the Company and any of its Wholly-Owned Recourse Subsidiaries or between Wholly-Owned Recourse Subsidiaries; provided that upon either (a) the transfer or other disposition by such Wholly-Owned Recourse Subsidiary of any such lease to a Person other than the Company or another Wholly-Owned Recourse Subsidiary or (b) the issuance, sale, lease, transfer or other disposition of Capital Stock (including by way of consolidation or merger) of such Wholly-Owned Recourse Subsidiary to a Person other than the Company or another Wholly-Owned Recourse Subsidiary, the provisions of this clause (i) shall no longer be applicable to such lease and such lease shall be deemed for purposes of this paragraph to constitute the entering into of such Sale and Leaseback transaction by the parties thereto; and (ii) Capital Lease Obligations permitted to be incurred by the Company or any of its Subsidiaries pursuant to the limitations on Debt set forth in Section 6.9.



SECTION 6.18.    Change of Control.

                 In the event of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall notify the Holders of Securities in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") on a Business Day (the "Change of Control Payment Date") not earlier than 30 days nor later than 60 days from the date such notice is mailed all Securities then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the Change of Control Payment Date, if any.

                 Notice of a Change of Control Offer shall be mailed by the Company within 30 days following the Change of Control Date to the Holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., Eastern time, on the Business Day immediately preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

                 (i) that the Change of Control Offer is being made pursuant to this Section 6.18 and that all Securities tendered shall be accepted for payment;

                 (ii) the purchase price (including the amount of accrued interest, if any) for each Security and the Change of Control Payment Date;

                 (iii) that any Security not tendered or accepted for payment shall continue to accrue interest in accordance with the terms thereof;

                 (iv) that any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                 (v) that Holders electing to have Securities purchased pursuant to a Change of Control Offer must surrender their Securities with the form "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., Eastern time, on the Business Day immediately preceding the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                 (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., Eastern time, on the third Business Day (or such shorter period as may be required by applicable law) immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any), and a statement that such Holder is withdrawing his election to have such Securities purchased;

                 (vii) that Holders whose Securities are purchased only in part shall be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

                 (viii) the instructions that Holders must follow to tender their Securities; and

                 (ix) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical financial information, including income, cash flow and capitalization, after giving effect to such Change of Control, information regarding the Persons acquiring control and such Person's business plans going forward).

                 On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver (or, in the case of a Global Security, transfer immediately available funds on the Change of Control Payment Date to the Depositary) to the Holders of Securities so accepted for payment





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                                                                              69



in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered upon receipt from the Company thereof. The Company shall publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Payment Date.

                 The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 6.18, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 6.18 by virtue thereof.



SECTION 6.19. Limitation on Issuance and Sale of Capital Stock of Recourse Subsidiaries.

                 The Company shall not sell any Capital Stock of a Recourse Subsidiary, and shall not permit any Recourse Subsidiary to issue or sell any Capital Stock, or permit any Person, other than the Company and its Recourse Subsidiaries, to own or hold any such interest, other than any interest owned or held on the Issue Date by a Person other than the Company and its Recourse Subsidiaries in any Capital Stock of any Recourse Subsidiary (other than a Joint Venture); provided, that the foregoing limitation shall not apply to (i) the sale of 100% of the Capital Stock of any Subsidiary made in accordance with
Section 6.15, (ii) the sale or issuance of any Capital Stock of Imperial Adhesives, Inc. and (iii) issuances of Preferred stock permitted pursuant to clauses (i) or (iii) of Section 6.11.



SECTION 6.20.    Limitations as to Non-Recourse Subsidiaries.

                 The Company shall not permit any Non-Recourse Subsidiary to Issue create, assume, incur, Guarantee or otherwise become liable in respect to any Debt other than Non-Recourse Debt. Neither the Company nor any of its Recourse Subsidiaries will sell, lease, convey or otherwise transfer to any Non-Recourse Subsidiary any asset which is essential to the steelmaking operations of the Company or its Recourse Subsidiaries. The Company will not permit any Non-Recourse Subsidiary to acquire from any Person any asset essential to the steelmaking operations of the Company or its Recourse Subsidiaries or all or any porion of its Recourse Subsidiaries.

SECTION 6.21.    Impairment of Security Interest.

                 Subject to Section 12.5, the Company shall not, and shall not permit any of its Subsidiaries to, take or omit to take any action, which action or omission would have the result of affecting or impairing the security interest in favor of the Collateral Agent with respect to the Collateral, and the Company shall not grant to any Person (other than the Collateral Agent and the Holders) any interest whatsoever in the Collateral, except, in either case, as expressly permitted by Section 6.10 and the Security Documents.



SECTION 6.22.    Conflicting Agreements.

                 The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or instrument that by its terms expressly (i) prohibits the Company from redeeming or otherwise making any payments on or in respect of the Securities in accordance with the terms thereof or hereof, as in effect from time to time, or (ii) requires that the proceeds received from the sale of any Collateral be applied to repay, redeem or otherwise retire any Debt of any Person other than the Debt represented by the Securities, except as expressly permitted hereby or by the Security Documents.



SECTION 6.23.    Amendment to Security Documents.

                 The Company shall not, and shall not permit any of its other Subsidiaries to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, any of the Security Documents in any way which would be adverse to the Holders or which would constitute a Default hereunder or a default under any Security Document. The Company shall not amend, modify or supplement the Pledge Agreement, ICN Security Agreements, ICN Mortgages or the Intercompany Notes, or waive or consent to any default in respect of the foregoing, without the express written consent of the Trustee, which consent shall not be unreasonably withheld if such amendment, modification, supplement, waiver or consent is in a form satisfactory to the Trustee and is for any of the following purposes:

                 (i) to evidence succession of another Person to the Company or any Subsidiary of the Company and the assumption by any such succession of the covenants of the Company or such Subsidiary, as the case may be, under the Intercompany Notes, the ICN Security Agreements or the ICN Mortgages; or

                 (ii) to add to the covenants of the Subsidiaries for the benefit of the Company, or to surrender any right or power of the Subsidiaries; or

                 (iii) to pledge or grant a security interest in favor of the Company as additional security for the payment and performance of the Steelmaking Subsidiaries' obligations with respect to the Intercompany Notes in any property or assets, including any that are required to be mortgaged, pledged or hypothecated or in which a security interest is required to be granted, to the Company pursuant to the ICN Security Agreements or the ICN Mortgages;

                  (iv) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the ICN Security Agreements or ICN Mortgages which shall not be inconsistent with the provisions thereof; provided, that such action pursuant to this Clause (iv) shall not adversely affect the interests of the Holders assuming the foreclosure by the Collateral Agent under the Pledge Agreement on the Company's rights and obligations under the Intercompany Notes, the ICN Security Agreements or the ICN Mortgages; or

                   (v) to evidence the full release and discharge of a Subsidiary under the Indenture, the Securities and the Security Documents upon the sale or other disposition of all of the Capital Stock of the Subsidiary or all or substantially all of its assets and all terms and conditions contained in this Indenture relating to such sale or other disposition have been complied with in all respects.




SECTION 6.24.    Inspection.

                 The Company shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Trustee and the Collateral Agent to visit and inspect the properties of the Company or its Subsidiaries, and any or all books, records and documents in the possession of the Company relating to the Collateral, and to make copies and take extracts therefrom and to visit and inspect the Collateral, all upon reasonable prior notice and at such reasonable times during normal business hours and as often as may be reasonably requested.



SECTION 6.25.    Use of Proceeds.

                 The Company shall use the proceeds of the Securities in the manner described in the Prospectus. The Company shall not use any part of such proceeds to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the issuance of any Security nor the use of the proceeds thereof shall violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

SECTION 6.26.    Money for Security Payments to Be Held in Trust.

                 If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                 Whenever the Company shall have one or more Paying Agents, it will, on or prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                 The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of Section 317 of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

                 The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general
circulation in [           ] and New York City, or give by mail to each Holder,
notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

                                  ARTICLE VII

                             SUCCESSOR CORPORATION


SECTION 7.1.     When Company May Merge, etc.

                 The Company shall not consolidate with or merge with or into any Person (other than a Recourse Subsidiary that is not an Excluded Company), and the Company will not, and will not permit, any of its Subsidiaries to sell, assign, transfer, lease or convey or otherwise dispose of all or substantially all of its properties and assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) in one transaction or a series of transactions to any other Person or Persons (other than a Recourse Subsidiary that is not an Excluded Company), or permit any Person (other than a Recourse Subsidiary) to consolidate with or merge with or into the Company, or convey, sell, assign, transfer or lease all or substantially all of such Person's properties and assets in one transaction or a series of transactions to the Company, unless:

                  (i) the resulting, surviving or transferee Person shall be a solvent Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                 (ii) the resulting, surviving or transferee Person (if other than the Company) shall expressly assume by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Company's obligations under the Securities, the Indenture and the Security Documents;

                (iii) immediately before and after giving effect to such transaction or series of transactions, no Default shall have occurred and be continuing;

                 (iv) immediately after giving effect to such transaction or series of transactions (including, without limitation, any Debt incurred or anticipated to be incurred in connection with or in respect of the transaction or series of transactions), the resulting, surviving or transferee Person would be permitted to incur at least $1.00 of Debt pursuant to the Indenture;

                  (v) immediately after giving effect to such transaction or series of transactions, the resulting, surviving or transferee Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company prior to such transaction;

                    (vi) each Recourse Subsidiary shall expressly confirm that its Guarantee shall apply to the obligations under the Securities of any successor to the Company; and

                   (vii) the Company or the surviving entity shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, sale, transfer or lease and, if a supplemental indenture has been executed in connection with such transaction or series of transactions, such supplemental indenture complies with this covenant and that all conditions precedent in the Indenture relating to the transaction or series of transactions have been satisfied.

                 Notwithstanding the foregoing, clause (iv) shall not prohibit a transaction, the principal purpose of which is (as determined in good faith by the Board of Directors of the Company and evidenced by the Board Resolution or Board Resolutions thereof) to change the state of incorporation of the Company, and such transaction does not have as one of its purposes the evasion of the limitation on merger, consolidations and sales of assets contained herein. Nothing contained in this Article shall be deemed to prevent the Company or any Subsidiary from granting a security interest in, or a mortgage or Lien upon, or otherwise encumbering, any of its assets, subject to the limitations on Liens set forth in Section 6.10. Notwithstanding the foregoing, the Company and its Recourse Subsidiaries may not consolidate with or merge with or into a Non-Recourse Subsidiary or any Excluded Company or convey, sell, assign, transfer or lease all or substantially all of their properties and assets (determined, with respect to the Company, on a consolidated basis for the Company and its Subsidiaries taken as a whole) in one transaction or a series of transactions to any Non-Recourse Subsidiary or Excluded Company, or unless such transaction satisfies the restrictions under Sections 6.9, 6.13 and the other covenants (treating, under each covenant, any Non-Recourse Debt as Recourse Debt), permit any Non- Recourse Subsidiary to consolidate with or merge with or into the Company or any of its Recourse Subsidiaries or convey, sell, assign, transfer or lease all or substantially all of such Non-Recourse Subsidiary's properties and assets in one transaction or a series of transactions to the Company or any of its Recourse Subsidiaries.



SECTION 7.2.     Surviving Person Substituted.

                 Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 7.1, the surviving person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving person had been named as the Company herein.





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                                                                              75



                                  ARTICLE VIII

                               EVENTS OF DEFAULT


SECTION 8.1.     Events of Default.

                 "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                    (i) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

                    (ii) default in the payment of the principal, or premium, if any, of any Security on a Maturity Date; or

                   (iii) failure to redeem or purchase Securities when required pursuant to the Indenture and the Securities (including, without limitation, failure to make payments when due pursuant to a Change of Control Offer or Asset Sale Offer); or

                    (iv) default in the performance, or breach, of any covenant or agreement described in Section 7.1 of this Indenture; or

                    (v) default in the performance, or breach, of any covenant or agreement described in Sections 6.15 or 6.18 of this Indenture, and continuance of such default or breach for a period of five days after the Company has received notice of such noncompliance; or

                    (vi) failure to observe or perform any covenant, condition or agreement in the Securities, the Indenture or the Security Documents by the Company or any of its Subsidiaries (other than as described in clause (i), (ii), (iii), (iv) or (v)) and such failure to observe or perform continues for a period of 60 days after there has been given to the Company by the Trustee, or has been received by the Company and the Trustee from the Holders of at least 25% of the principal amount of the Securities then outstanding, a written notice specifying such default, demanding that it be remedied and stating that the notice is a "Notice of Default", unless, with respect to defaults under the Security Documents, the remedy or cure of such default requires work to be performed, acts to be done or conditions to be removed which cannot, by their nature, reasonably be performed, done or removed within such 60-day period, or if such remedy or cure is prevented by causes outside of the control or responsibility of the Company, or its Subsidiaries, as the case may be, in which

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         case no "Event of Default" shall be deemed to exist until the date that is 90 days after such written notice so long as the Company or its Subsidiaries, as the case may be, shall have commenced cure within such 90-day period and shall diligently prosecute the same to completion; or

                   (vii) a default in the payment of principal at final maturity under any bond, debenture, note or other evidence of Debt, including any mortgage, indenture or instrument (other than this Indenture or the Securities) under which there may be issued or by which there may be secured or evidenced any Debt of the Company or any of its Recourse Subsidiaries (or the payment of which is Guaranteed now or hereafter by the Company or any of its Recourse Subsidiaries), whether such Debt or Guarantee now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such Debt in a principal amount of at least $2,000,000 when due and payable after the expiration of any applicable grace period with respect thereto; or

                 (viii) a default under any bond, debenture, note or other evidence of Debt, including any mortgage, indenture or instrument (other than this Indenture or the Securities) under which there may be issued or by which there may be secured or evidenced any Debt (including any interest thereon) of the Company or its Recourse Subsidiaries or the payment of which is Guaranteed now or hereafter by the Company or any of its Recourse Subsidiaries, whether such Debt or Guarantee now exists or shall hereafter be created if (i) as a result of such event of default the maturity of such Debt has been accelerated prior to its stated maturity and (ii) the principal amount of such Debt, together with the principal amount of any other Debt of the Company and its Recourse Subsidiaries the maturity of which has been so accelerated, aggregates $5,000,000 or more; or

                    (ix) the Company or any Subsidiary (other than a Non-Recourse Subsidiary, unless such action or proceeding has a Material Adverse Effect on the interests of the Company or any Recourse Subsidiary) pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case or proceeding; (b) consents to the entry of an order for relief against it in an involuntary case or proceeding; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or (e) admits in writing its inability to pay its debts as the same become due; or

                    (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and: (a) is for relief against the Company or any Subsidiary in an involuntary case; (b) appoints a Custodian of the Company or any Subsidiary for all or substantially all of its property; or (c) orders the liquidation of the Company or any Subsidiary; provided, that clauses (a), (b) and (c) shall not apply to a Non-

         Recourse Subsidiary, unless such action or proceeding has a Material Adverse Effect on the interests of the Company or any Recourse Subsidiary; or

                    (xi) the Company or any Recourse Subsidiary shall fail to discharge any one or more judgments not covered by insurance (from which no further appeal may be taken) in excess of $1,000,000, and either (A) an enforcement proceeding has been commenced by any creditor upon such judgments or (B) such judgments shall remain in force, undischarged, unsatisfied, unstayed and unbonded for more than 30 days; or

                   (xii) the Security Documents shall cease, for any reason, to be in full force and effect or shall cease to be effective to grant a perfected Lien on the Collateral with the priority purported to be created thereby (unless the cessation of effectiveness is due to the failure by the Trustee (or any agent or representative of the Trustee) to file continuation statements or similar filings or due to the gross negligence of the Trustee) with respect to any Collateral that, individually or in the aggregate, represents more than 1% of the book value of the consolidated assets of the Company and the Resource Subsidiaries constituting Collateral or is material to the lines of business in which the Company and the Recourse Subsidiaries are engaged; or

                 (xiii) cessation of all or any portion of the Subsidiary Guarantee to be in full force and effect or the declaration of all or any portion of the Subsidiary Guarantee to be null and void and unenforceable or the finding that all or any portion of the Subsidiary Guarantee to be invalid on the denial of any Subsidiary of its liability under the Subsidiary Guarantee (other than by reason of release of a Subsidiary in accordance with its terms).



SECTION 8.2.     Acceleration of Maturity; Rescission and Annulment.

                 If an Event of Default (other than an Event of Default specified in subparagraph (ix) or (x) of Section 8.1) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% of the principal amount of the Outstanding Securities may declare the principal amount and accrued interest on all the Securities to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal shall become immediately due and payable. If an Event of Default specified in clause (ix) or (x) of
Section 8.1 occurs, the principal amount and accrued interest shall ipso facto become and be immediately due and payable on all Outstanding Securities without any declaration or other act on the part of the Trustee or any Holder.

                 At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal





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amount of the Outstanding Securities, by written notice to the Company and the
Trustee, may rescind and annul such declaration and its consequences if:

                    (i) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                          (a)  all overdue interest on all Securities;

                          (b) the principal of any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities;

                          (c) to the extent that payment of such interest is lawful, interest up on overdue interest at the rate borne by the Securities; and

                          (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                    (ii) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in
         Section 8.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.



SECTION 8.3.     Collection of Debt and Suits for Enforcement by Trustee.

                 The Company covenants that if:

                 (i) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days; or

                 (ii) default is made in the payment of the principal of any Security on a Maturity Date,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate set forth in Section 6.1, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.





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                 If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Security Documents or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                 Each Holder, by accepting a Security, acknowledges that the exercise of remedies by the Trustee with respect to the Collateral is subject to the terms and conditions of the Security Documents and the proceeds received upon realization of the Collateral shall be applied by the Trustee in accordance with Section 8.6.



SECTION 8.4.     Trustee May File Proofs of Claims.

                 In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Article VIII and Section 9.7.

                 No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.



SECTION 8.5.     Trustee May Enforce Claims Without Possession of Securities.

                 All rights of action and claims under this Indenture, the Security Documents, or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable





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benefit of the Holders of the Securities in respect of which such judgment has been recovered.



SECTION 8.6.     Application of Money Collected.

                 Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                          FIRST:  To the payment of all amounts due the Trustee
                 under this Article VIII and Section 9.7 and, in its capacity as Collateral Agent, for amounts due under the Security Documents;

                          SECOND:  To the payment of unpaid interest accrued on
                 the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for interest;

                          THIRD:  To the payment of the unpaid principal of the
                 Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal;

                          FOURTH:  To the payment of the unpaid premium in
                 respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal; and

                          FIFTH:  To the Company or any other obligors on the
                 Securities, as their interests may appear, or as a court of competent jurisdiction may direct.



SECTION 8.7.     Limitation on Suits.

                 Except as provided in Section 8.8, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Security Documents, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:





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                                                                              81



                 (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                 (ii) the Holders of at least 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (iv) the Trustee for 15 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (v) no direction inconsistent with such written request has been given to the Trustee during such 15- day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whether by virtue of, or by availing of, any provision of this Indenture or the Security Documents to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Security Documents, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                 The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of (and premium, if any) or accrued interest on such Securities on or after the respective due dates set forth in such Securities.



SECTION 8.8.     Unconditional Right of Holders to Receive Principal and
                 Interest.

                 Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest on such Security on the respective Maturity Dates expressed in such Security and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such Holder, except to the extent that the institution or prosecution of such suit or entry of judgment therein would, under applicable law, result in the surrender, impairment or waiver of the Lien of this Indenture and the Security Documents upon the Collateral.

SECTION 8.9.     Restoration of Rights and Remedies.

                 If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Security Documents and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.



SECTION 8.10.    Rights and Remedies Cumulative.

                 Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.



SECTION 8.11.    Delay or Omission Not Waiver.

                 No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.



SECTION 8.12.    Control by Holders.

                 The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee under this Indenture or the Security Documents or available at law or equity; provided, that the Trustee may refuse to follow any direction that:

                    (i) conflicts with any rule of law or with this Indenture or the Security Documents;





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                                                                              83



                    (ii) the Trustee determines may be unduly prejudicial to the rights of another Holder; or

                   (iii) may involve the Trustee in personal liability unless the Trustee has indemnification satisfactory to it in its sole discretion against any loss or expense caused by it following such directions;

provided, further, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.



SECTION 8.13.    Waiver of Past Defaults.

                 The Holders of a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

                    (i) in the payment of the principal of (or premium, if any) or interest on any Security; or

                    (ii) in respect of a covenant or provision hereof which under Article XI cannot be modified or amended without the consent of the Holder of each Outstanding Security affected by such a modification or amendment.

                 Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.



SECTION 8.14.    Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs, including reasonable attorneys' fees, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, a suit by a Holder pursuant to Section 8.8, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the Outstanding Securities.

SECTION 8.15.    Collection Suit by Trustee.

                 If an Event of Default specified in Section 8.1(i) or 8.1(ii) or 8.1(iii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor upon the Securities) for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the default rate set forth in Section 6.1, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.


                                   ARTICLE IX

                                  THE TRUSTEE


SECTION 9.1.     Certain Duties and Responsibilities.

                 The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section
9.1. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.



SECTION 9.2.     Notice of Defaults.

                 The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by Section 315(b) of the Trust Indenture Act. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security (including the failure to make payments with respect to redemptions, Asset Sale Offers or a Change of Control Offer), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of Holders.

SECTION 9.3.     Certain Rights of Trustee.

                 Subject to Sections 315(a) through (d) of the Trust Indenture Act, the terms of which are hereby incorporated herein by this reference:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                 (h) subject to Section 11.2 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required under the Security Documents or by the terms hereof with respect to the Collateral, but shall not without the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities at the time (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of the Security Documents, in each case, that shall have an adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have an adverse effect on the interests of any Holder.



SECTION 9.4.     Not Responsible for Recitals or Issuance of Securities.

                 The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.



SECTION 9.5.     May Hold Securities.

                 The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to
Section 9.8 and 9.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.



SECTION 9.6.     Money Held in Trust.

                 Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 9.7.     Compensation and Reimbursement.

                 The Company agrees:

                    (i) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder and under the Security Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                   (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or the Security Documents (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (iii) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the Security Documents, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder.

                 The Trustee shall notify the Company promptly of any claim asserted against it for which it may seek indemnity.

                 As security for the performance of the obligations of the Company under this Section the Trustee shall have a Lien prior to the Securities on all properties and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on particular Securities.

                 If the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.1(ix) or (x) occurs, the expenses and compensation for the services will be intended to constitute expenses of administration under any applicable Bankruptcy Law or other similar law.

                 The Company's obligations under this Section 9.7 and any Lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Articles IV or XIV of this Indenture and/or the termination of this Indenture. Furthermore, the Holders shall be subrogated to the rights of the Trustee under this Section 9.7, and this Section 9.7 shall enure to the benefit of the Holders in connection with any actions by the Holders as permitted under Sections 8.7 and 8.8.

SECTION 9.8.     Disqualification; Conflicting Interests.

                 If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.



SECTION 9.9.     Corporate Trustee Required; Eligibility.

                 There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to Section 310(a) of the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in Columbus, Ohio. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this
Section 9.9, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.



SECTION 9.10.    Resignation and Removal; Appointment of Successor.

                 (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 9.11.

                 (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

                 (d)      If at any time:

                             (i)  the Trustee shall fail to comply with Section
         9.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months; or

                            (ii)  the Trustee shall cease to be eligible under
         Section 9.9 and shall fail to resign after written request therefor by the Company or by any such Holder; or

                           (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (1) the Company by a Board Resolution may remove the Trustee, or (2) subject to Section 8.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                 (g) Any resignation or removal of the Trustee pursuant to this Indenture shall be deemed to be a resignation or removal of the Trustee in its capacity as Collateral Agent under the Security Documents and any appointment of a successor Trustee pursuant to this Indenture shall be deemed to be an appointment of a successor Collateral Agent under the Security Documents and such successor shall assume all of the obligations of the Trustee in its capacity as Collateral Agent under the Security Documents.

SECTION 9.11.    Acceptance of Appointment by Successor.

                 Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its Lien, if any, provided for in Section 9.7. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.



SECTION 9.12.    Merger, Conversion, Consolidation or Succession to Business.

                 Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.



SECTION 9.13.    Preferential Collection of Claims Against Company.

                 If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of Section 311 of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 9.14.    Appointment of Authenticating Agent.

                 The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial repurchase or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 9.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                 Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 9.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                 An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first- class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its

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predecessor hereunder, with like effect as if originally named as an
Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 9.14.

                 The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 9.14, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 9.7.

                 If an appointment is made pursuant to this Section 9.14, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

                 This is one of the Securities described in the within-mentioned Indenture.

                                            TRUSTEE'S CERTIFICATE OF
                                              AUTHENTICATION
                                              This is one of the Securities
                                              issued under the Indenture
                                              described herein.

                                            HUNTINGTON NATIONAL BANK,
                                              As Trustee


                                             By_______________________________
                                              As Authenticating Agent


                                             By_______________________________
                                              Authorized Signor


                                   ARTICLE X

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY



SECTION 10.1.    Company to Furnish Trustee Names and Addresses of Holders.

                 The Company will furnish or cause to be furnished to the
Trustee:

                    (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

                    (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, no such list need be furnished if the Trustee is acting as Security Registrar.



SECTION 10.2.    Preservation of Information; Communications to Holders.

                 (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 10.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 10.1 upon receipt of a new list so furnished.

                 (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by Section 312 of the Trust Indenture Act.

                 (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to Section 312 of the Trust Indenture Act.



SECTION 10.3.    Reports by Trustee.

                 (a) Within 60 days after each ___ __ beginning with ___ __, 1995, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to
Section 313 of the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                 (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 10.4.    Reports by Company.

                 The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to Section 314 of the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 5 days after the same shall be so required to be filed with the Commission; provided further that if the Company is not subject to the periodic reporting and information requirements of the Exchange Act, it will provide to Holders annual reports containing audited consolidated financial statements and an opinion thereon by the Company's independent certified public accountants, and quarterly reports for the first three quarters of each fiscal year containing unaudited condensed consolidated financial statements.


                                   ARTICLE XI

                            SUPPLEMENTAL INDENTURES


SECTION 11.1.    Supplemental Indentures without Consent of Holders.

                 Without the consent of any Holders, the Company and the Recourse Subsidiaries (if a party thereto), when authorized by a Board Resolution, and the Trustee and the Collateral Agent (if a party thereto) from time to time, may enter into one or more indentures supplemental hereto or amendments to the Security Documents or the Securities, in form satisfactory to the Trustee, for any of the following purposes:

                    (i) to evidence the succession of another Person to the Company or any Subsidiary of the Company and the assumption by any such successor of the covenants of the Company or such Subsidiary, as the case may be, herein and in the Securities; or

                    (ii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                   (iii) to comply with any requirements of the Commission in order to maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 11.5; or

                    (iv) to pledge or grant a security interest in favor of the Collateral Agent as additional security for the payment and performance of (A) the Company's obligations with respect to this Indenture, (B) the

         Recourse Subsidiaries' obligations with respect to the Subsidiary Guarantee or (C) the Steelmaking Subsidiaries with respect to the Intercompany Notes, in any property or assets, including any that are required to be mortgaged, pledged or hypothecated or in which a security interest is required to be granted, to the Collateral Agent pursuant to the Security Documents or otherwise; or

                    (v) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided, that such action pursuant to this Clause (v) shall not adversely affect the interests of the Holders; or

                    (vi) to evidence the full release and discharge of a Subsidiary under the Indenture, the Securities and the Security Documents upon the sale or other disposition of all of the capital stock of the Subsidiary or all or substantially all of its assets and all terms and conditions contained in this Indenture relating to such sale or other disposition have been complied with in all respects; or

                   (vii) to reflect any Permitted Related Acquisition pursuant to Section 6.15(b) or any transfer of assets pursuant to Section 6.12, or any other release or transfer of property or assets which is permitted by this Indenture.



SECTION 11.2.    Supplemental Indentures with Consent of Holders.

                 (a) With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Recourse Subsidiaries (if a party thereto), the Collateral Agent (if a party thereto) and the Trustee may enter into an indenture or indentures supplemental hereto or amendments, waivers and modifications to the Security Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Securities or the Security Documents or of modifying in any manner the rights of the Holders under this Indenture, the Securities or the Security Documents; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

                    (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or alter the redemption provisions or reduce the principal amount thereof or the rate of interest thereon, or change the time or place of payment where, or the coin or currency in which, any Security or premium or interest thereon is payable, impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date thereof; or

                    (ii) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture, the Securities or the Security Documents or certain defaults hereunder or thereunder and their consequences) or the consent of whose Holders is required to take any action under the Indenture, the Securities or the Security Documents; or

                   (iii)  modify the provisions of Section 6.15 or 6.18; or

                    (iv)  modify any of the provisions of this Section 11.2 or
         Section 8.8 or 8.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

                    (v) affect the ranking of the Securities, the Subsidiary Guarantee or the Liens in favor of the Trustee, the Collateral Agent and the Holders in a manner adverse to the Holders or release all or substantially all of the Collateral.

                 (b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                 (c)  After an amendment, supplement or waiver under this
Section 11.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.



SECTION 11.3.    Execution of Supplemental Indentures.

                 In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.



SECTION 11.4.    Effect of Supplemental Indentures.

                 Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.



SECTION 11.5.    Conformity with Trust Indenture Act.

                 Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.



SECTION 11.6.    Reference in Securities to Supplemental Indentures.

                 Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


                                  ARTICLE XII

                            COLLATERAL AND SECURITY


SECTION 12.1.    Collateral and Security Documents.

                 (a) In order to secure the due and punctual payment of the principal of (and premium, if any) and interest on the Securities when and as the same shall be due and payable, whether on an Interest Payment Date, Maturity Date, by acceleration, redemption or otherwise, and interest on the overdue principal of (and premium, if any) and interest (to the extent permitted by law), if any, on the Securities and the performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities (the "Company Obligations"), the Company and the Trustee have simultaneously with the execution of this Indenture entered into the Pledge Agreement pursuant to which the Company has granted to the Trustee, in its capacity as Collateral Agent, for the benefit of the Holders, a first priority Lien on and security interest in the Collateral described therein, subject to the exceptions permitted by Section 6.10. Simultaneously with the execution of the Indenture, or if later, the date on which a Person becomes a Subsidiary of the Company (with the exception of Non-Recourse Subsidiaries), each Subsidiary of the Company shall guarantee the Company Obligations pursuant to the Subsidiary Guarantee. On the Issue Date, each of the Steelmaking Subsidiaries of the Company shall enter into a Subsidiary Security Agreement and Mortgages (if such Subsidiary holds title to or leases real property) to secure its obligations under the Subsidiary Guarantee, pursuant to which such Subsidiary shall grant to the Trustee for the benefit of the Holders a first priority Lien on and security interest in the Collateral described in such Subsidiary Security Agreement or Mortgage(s), subject to the exceptions permitted by Section 6.10. On the Issue Date, each of the Steelmaking Subsidiaries of the Company shall enter into an ICN Security Agreement and an ICN Mortgage(s) (if such Subsidiary holds title to or leases real property) to secure its obligations under its executed Intercompany Note, pursuant to which such Subsidiary shall grant to the Company a second priority Lien on and security interest in the Collateral described in such ICN Security Agreement or ICN Mortgage(s), subject to the exceptions permitted by Section
6.10. Subsequent to the Issue Date, the Company shall cause newly-formed or acquired Subsidiaries of the Company (with the exception of Non-Recourse Subsidiaries) to execute, as soon as practicable, a supplement to the Subsidiary Guarantee to become a party thereunder and any further security agreements (substantially in the form of the Subsidiary Security Agreement), Mortgages, or other agreements (including any filings) necessary to create an effective security interest in the entirety of their real property, machinery, equipment (including, without limitation, (i) furniture, furnishings, tools, lubricants, spare parts, shelving, displays, cases, accessories, motors and engines, (ii) all attachments, components, parts and accessories installed thereon or affixed thereto and (iii) equipment and fixtures, as such terms are defined in the Uniform Commercial Code as from time to time is in effect in the State of New York), Patents, Patent Licenses, Trade Secrets, Trademarks, Trademark Licenses and proceeds thereof. In the event the Company becomes the owner of the types of assets referred to in the immediately preceding the sentence for any reason whatsoever, the Company shall execute and deliver as soon as practicable a security agreement (substantially in the form of the Subsidiary Security Agreement) and/or mortgages (substantially in the form of the Mortgages) or other agreements (including any filings) necessary to create an effective security interest in favor of the Collateral Agent for the benefit of the Holders to secure the Company's obligations arising in connection with the Securities or the Security Documents. The Trustee, the Company and the Subsidiaries hereby agree that the Trustee, as Collateral Agent, holds the Collateral in trust for the benefit of the Holders pursuant to the terms of the Security Documents.

                 (b) The Trustee is authorized and directed by the Holders to enter into and comply with the provisions of the Intercreditor Agreement. Compliance with the Intercreditor Agreement shall in no event serve as the basis for any claim by the

Company or any other party having an interest in the Collateral that the Collateral was sold or otherwise disposed of in a commercially unreasonable manner. The Trustee is authorized to execute and deliver the documents
referred to in Section [   ] of the Intercreditor Agreement upon receipt of
such documents and an Officer's Certificate and an Opinion of Counsel, each to the effect that such documents comply with the requirements of the Intercreditor Agreement and the conditions contained herein with respect to the execution of such documents have been complied with and that such documents do not release property subject to the Lien of this Indenture or the Security Documents in contravention of the provisions of this Indenture or such Security Documents.

                 (c) [The Trustee, as Collateral Agent, is authorized and directed by the Holders to obtain a written consent of the Commonwealth of Pennsylvania, acting by and through its Department of Commerce, with respect to Pennsylvania's security interest in and mortgages on certain of the property of Koppel Steel Corporation. The Trustee, as Collateral Agent, is authorized and directed by the Holders to enter into a subordination agreement with the City of Dayton, Kentucky in which a mortgage on certain property and security interests held by Dayton in certain machinery and equipment of Newport Steel Corporation will be subordinated to the Liens in favor of the Holders.]

                 (d) Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture.



SECTION 12.2.    Recording and Opinions.

                 (a) The Company shall, and shall cause its Subsidiaries, as soon as practicable to take or cause to be taken all action required to perfect, maintain, preserve and protect the Liens on and security interests in the Collateral, subject to the exceptions set forth in Section 6.10, granted by the Security Documents, including without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents (and the Company with respect to the ICN Security Agreements and ICN Mortgages) to all property comprising the Collateral. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required pursuant to the Security Documents.

                 (b) The Company shall furnish to the Trustee promptly after the time of execution and delivery of this Indenture, Opinion(s) of Counsel either (i) substantially to the effect that, in the opinion of such Counsel, this Indenture and the grant of a





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security interest in the Collateral intended to be made by the Security
Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the security interests in the Collateral created by the Security Documents and reciting the details of such action, and stating that as to the security interests created pursuant to the Security Documents, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (ii) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such security interests. Promptly after the execution and delivery of this Indenture, the Company shall deliver the opinion(s) required by Section 314(b) of the Trust Indenture Act. Subsequent to the Issue Date, at the time of the execution of any Security Document, Opinion(s) of Counsel with respect to the identical matters set forth in this paragraph (b) and an Opinion of Counsel to the effect that the Security Documents executed on such date constitute the legally valid, binding and enforceable obligation of the Company or such Subsidiary, as the case may be, subject to acceptable bankruptcy and similar exceptions, shall be delivered to the Trustee.

                 (c) The Company shall furnish to the Trustee on [_____ __] in each year, beginning with [______ __], 1996, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, filing, re-recording and refiling of all supplemental indentures, financing statements and continuation statements as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to maintain the security interest of the Holders and the Trustee hereunder and under the Security Documents (or to maintain the security interest of the Company under the ICN Security Agreements and ICN Mortgages) with respect to the Collateral, or (ii) stating that, in the opinion of such Counsel, no such action is necessary to maintain such Lien.



SECTION 12.3.    Release of Collateral.

                 (a) The Trustee, in its capacity as Collateral Agent under the Security Documents, and the Company (with respect to the ICN Security Agreements and ICN Mortgages) shall not at any time release Collateral from the security interest created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

                 (b) At any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Security Documents shall be effective as against the Holders of the Securities.

                 (c) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released in accordance with this Indenture and the Security Documents. To the extent applicable, the Company shall cause Section 314(d) of the Trust Indenture Act relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by a Responsible Officer of the Company, except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, or other expert selected or approved by the Trustee in the exercise of reasonable care.



SECTION 12.4.    Possession and Use of Collateral.

                 Subject to and in accordance with the provisions of this Indenture and the Security Documents, so long as no Event of Default shall have occurred and be continuing the Company and its Subsidiaries shall have the right to remain in possession and retain exclusive control of the Collateral (other than Trust Moneys and other personal property held by, or required to be deposited or pledged with, the Collateral Agent under the Indenture or any Security Document), to freely operate, manage, develop, lease, use, consume and enjoy the Collateral (other than Trust Moneys and other personal property held by, or required to be deposited or pledged with, the Collateral Agent under the Indenture or any Security Document), to alter or repair any Collateral consisting of machinery or equipment so long as such alterations and repairs do not diminish the value thereof or impair the Lien of the Security Documents thereon and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.



SECTION 12.5.    Specified Releases of Collateral.

                 (a) Satisfaction and Discharge; Defeasance. The Company and its Subsidiaries shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Security Documents upon compliance with the conditions precedent set forth in Article IV for satisfaction and discharge of this Indenture or for legal defeasance pursuant to Section 14.2. Upon delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may

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be the same Officers' Certificate and Opinion of Counsel required by Section
4.1 or 14.4), the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to release and reconvey to the Company and its Subsidiaries all of the Collateral, and shall deliver such Collateral in its possession to the Company and its Subsidiaries including, without limitation, the execution and delivery of releases and satisfactions whenever required.

                 (b) Sales of Collateral Permitted by Section 6.15. The Company and its Subsidiaries shall be entitled to obtain a release of items of Collateral (the "Released Interests") subject to an Asset Sale upon compliance with the condition precedent that the Company shall have delivered to the Trustee the following:

                    (i) Company Order. A Company Order requesting release of Released Interests, such Company Order (A) specifically describing the proposed Released Interests, (B) specifying the fair value of such Released Interests on a date within 60 days of the Company Order (the "Valuation Date"), (C) stating that the purchase price received is at least equal to the fair value of the Released Interest, (D) stating that the release of such Released Interests will not interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, (E) confirming the sale of, or an agreement to sell, such Released Interests in a bona fide sale to a Person that is not an Affiliate of the Company or, in the event that such sale is to a Person that is an Affiliate, that such sale is being made in accordance with Section 6.14, (F) certifying that such Asset Sale complies with the terms and conditions of Section 6.15 hereof and (G) in the event that there is to be a substitution of property for the Collateral to be sold, specifying the property intended to be substituted for the Collateral to be sold;

                    (ii) Officers' Certificate. An Officers' Certificate certifying that (A) such Asset Sale covers only the Released Interests and complies with the terms and conditions of an Asset Sale pursuant to Section 6.15, (B) all Net Available Cash from the sale of any of the Released Interests constitutes Collateral and will be deposited in the Collateral Account for application in accordance with Section 6.15, (C) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (D) the release of the Collateral will not result in a Default or Event of Default hereunder and (E) all conditions precedent to such release have been complied with; and

                   (iii)  Other Documents.  All documentation required by
         Section 314(d) of the Trust Indenture Act.

                 (c) Eminent Domain and Other Governmental Takings. The Company and its Subsidiaries shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral taken by eminent domain or sold pursuant to the exercise





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by the United States of America or any State, municipality or other governmental authority of any right which such authorities may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, upon compliance with the condition precedent that the Company shall have delivered to the Trustee the following:

                    (i) Officer's Certificate. An Officer's Certificate (A) stating that such property has been taken by eminent domain and the amount of the award therefor, or that such property has been sold pursuant to a right vested in the United States of America, or a State, municipality or other governmental authority to purchase, or to designate a purchaser, or order a sale of such property and the amount of the proceeds of such sale, and (B) stating that all conditions precedent to such release have been complied with;

                    (ii) Opinion of Counsel. An Opinion of Counsel to the effect that (A) such property has been lawfully taken by exercise of the right of eminent domain, or has been sold pursuant to the exercise of a right vested in the United States of America or a State, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of, such property, (B) in the case of any such taking by eminent domain, the award for such property has become final or an appeal therefrom is not advisable in the interests of the Company or the Holders, and (C) all conditions precedent herein provided relating to such release have been complied with; and

                   (iii) Eminent Domain Award. Subject to the requirements of any prior Lien on the Collateral so taken, cash equal to the amount of the award for such property or the proceeds of such sale, to be held as Trust Moneys subject to the disposition thereof pursuant to Article XIII hereof.

                 Upon compliance by the Company or its Subsidiaries as the case may be, with the conditions precedent set forth above, and upon delivery by the Company to the Trustee of an Opinion of Counsel to the effect that such conditions precedent have been complied with, the Trustee shall cause to be released and reconveyed to the Company, or its subsidiaries, as the case may be, the Released Interests.



SECTION 12.6.    Disposition of Collateral Without Release.

                 So long as no Event of Default shall have occurred and be continuing, the Subsidiaries, collectively, may, upon delivery by the Company to the Trustee of an Officer's Certificate stating that the release of such Obsolete Assets will not interfere with or impair the aggregate value of the Collateral or the Trustee's rights therein, such Obsolete Assets shall be released, so that such Subsidiary may sell or otherwise dispose of such Obsolete Assets subject to the Lien of the Security Documents, not exceeding individually, in fair market value, $25,000.

SECTION 12.7.    Form and Sufficiency of Release.

                 In the event that any of the Subsidiaries have sold, exchanged or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of Section 12.5 or 12.6 may be sold, exchanged or otherwise disposed of by the Subsidiary, and the Subsidiary requests the Trustee to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents, the Trustee, in its capacity as Collateral Agent under the Security Documents, shall execute, acknowledge and deliver to the Subsidiary (in proper and recordable form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Security Documents.



SECTION 12.8.    Purchaser Protected.

                 No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Subsidiaries be under any obligation to ascertain or inquire into the authority of the Subsidiary to make such sale or other disposition.



SECTION 12.9. Authorization of Actions To Be Taken by The Trustee Under the Security Documents.

                 Subject to the provisions of the Security Documents, (a) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) to collect and receive any and all amounts payable in respect of the obligations of the Company hereunder or of the Subsidiaries of the Company under the Subsidiary Guarantee (or under the Intercompany Note upon the occurrence of an Event of Default under the Indenture or the Securities) and (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or





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compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee).



SECTION 12.10. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

                 The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of
Article XIII and the other provisions of this Indenture.


                                  ARTICLE XIII

                          APPLICATION OF TRUST MONEYS


SECTION 13.1.    Collateral Account.

                 On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with, and in the sole dominion and control of, the Trustee an account or accounts which shall be entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account(s) shall be established and maintained by the Trustee at its corporate trust offices. All Trust Moneys which are received by the Trustee shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Trustee in accordance with the terms of this Article.



SECTION 13.2.    Withdrawals of Insurance Proceeds and Condemnation Awards.

                 To the extent that any Trust Moneys consist of either (i) Net Insurance Proceeds or (ii) Condemnation Awards, such Trust Moneys may be withdrawn by the Company (or by a Subsidiary of the Company if title to the property damaged or taken was held by such Subsidiary, but only to the extent of the Net Insurance Proceeds or Condemnation Proceeds relating thereto) and shall be paid by the Trustee upon a Company Order to reimburse the Company or its Subsidiary, as the case may be, for expenditures made, or to pay costs incurred, by the Company or its Subsidiary to repair, rebuild or replace the property destroyed, damaged or taken, upon receipt by the Trustee of the following:

                 (a) an Officers' Certificate of the Company or its Subsidiary, as the case may be, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys stating:

                             (i) that expenditures have been made or costs incurred, by the Company or its Subsidiary in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair value thereof to the Company or its Subsidiary at the date of the expenditure or incurrence thereof by the Company or its Subsidiary;

                            (ii) that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Moneys in any previous or then pending application pursuant to this Section 13.2;

                           (iii) that there is no outstanding Debt, other than costs for which payment is being requested, known to the Company or its Subsidiary, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendors', mechanics', laborers', materialmen's, statutory or other similar Lien upon any of such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such certificate, materially impair the security afforded by such repairs, rebuildings or replacements;

                            (iv) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's or its Subsidiary's business;

                             (v) whether any part of such repairs, rebuildings or replacements within six months before the date of acquisition thereof by the Company or its Subsidiary has been used or operated by others than the Company or its Subsidiary in a business similar to that in which such property has been or is to be used or operated by the Company or its Subsidiary, and whether the fair value to the Company or its Subsidiary, at the date of such acquisition of such part of such repairs, rebuildings or replacement is less than $25,000, or 1% of the aggregate principal amount of the Outstanding Securities;

                            (vi) that no Default or Event of Default shall have occurred and be continuing; and

                           (vii) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with.

                 (b) all documentation required under Section 314(d) of the Trust Indenture Act; and

                 (c)  an Opinion of Counsel substantially stating:

                             (i) that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture, and the Security Documents and the Trust Indenture Act, and that, upon the basis of such request of the Company or its Subsidiary and the accompanying documents specified in this Section 13.2, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 13.2;

                            (ii) that the Trustee has a valid and perfected Lien on such repairs, rebuilding and replacements, that the same and every part thereof are subject to no Liens prior to the Lien of the Security Documents, except Liens of the type permitted under the Security Documents to which the property so destroyed or damaged shall have been subject at the time of such destruction or damage; and

                           (iii) that all of the Company's or its Subsidiary's right, title and interest in and to said repairs, rebuildings or replacements, or combination thereof, are then subject to the Lien of the Security Documents.

                 Upon compliance with the foregoing provisions of this Section 13.2, the Trustee shall pay on the written request of the Company or its Subsidiary an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of subsection (a) of this Section 13.2, or the fair value to the Company or its Subsidiary of such repairs, rebuildings and replacements stated in such Officers' Certificate (or in such Independent Appraiser's or Independent Financial Advisor's certificate, if required by the Trust Indenture Act), whichever is less; provided, however, that notwithstanding the above, so long as no Default or Event of Default shall have occurred and be continuing, in the event that any Net Insurance Proceeds or Condemnation Award for such property or proceeds of such sale does not exceed the lesser of $25,000 or 1% of the principal amount of the Outstanding Securities, and, in the good faith estimate of the Company, such destruction or damage resulting in such Net Insurance Proceeds or Condemnation Award does not detrimentally affect the value or use of the applicable Collateral in any material respect, upon delivery to the Trustee of an Officers' Certificate of the Company or its Subsidiary to such effect, the Trustee shall release to the Company or its Subsidiary such Net Insurance Proceeds or Condemnation Award for such property or proceeds of such sale, free of the Lien hereof and of the Security Documents.

SECTION 13.3.    Withdrawal of Trust Moneys for Asset Sale Offer.

                 Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

                 (a) an Officers' Certificate, dated not more than five days prior to the Asset Sale Payment Date stating:

                             (i)  that no Event of Default exists;

                            (ii)  (A) that pursuant to and in accordance with
                 Section 6.15, the Company has made an Asset Sale Offer, (B) the amount of money to be applied to the repurchase of the Securities pursuant to the Asset Sale Offer, and (C) the amount of money to be retained by the Company;

                           (iii)  the Asset Sale Payment Date; and

                            (iv) that all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with; and

                 (b) all documentation required under Section 314(d) of the Trust Indenture Act; and

                 (c) an Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with the Asset Sale Offer pursuant to this Section 13.3 conform to the requirements of this Indenture and the Trust Indenture Act and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

                 Upon compliance with the foregoing provisions of this Section 13.3, the Trustee shall apply the Trust Moneys as directed and specified by such Company Order.



SECTION 13.4.    Withdrawal of Trust Moneys for Permitted Related Acquisitions.

                 In the event the Company (or a Subsidiary of the Company if such Subsidiary has engaged in the Asset Sale) intends to reinvest Net Available Cash of an Asset Sale in a manner that would constitute a Permitted Related Acquisition (the "Released Trust Moneys"), such Net Available Cash constituting Trust Moneys may be withdrawn by the Company (or, to the extent that the legal title to the property transferred in an Asset Sale is held by a Subsidiary, by such Subsidiary; provided, that the aggregate cost of the Permitted Related Acquisitions to be made by such Subsidiary shall not exceed the Net Available Cash of such Asset Sale) and shall be





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                                                                             109



paid by the Trustee to the Company or its Subsidiary (or as otherwise directed by the Company or its Subsidiary) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

                 (a) A notice (each, a "Trust Moneys Release Notice"), which shall (i) refer to this Section 13.4, (ii) contain all documents referred to below, (iii) describe with particularity the Released Trust Moneys, (iv) describe with particularity the Permitted Related Acquisition to be made with respect to the Released Trust Moneys and
         (v) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

                 (b) An Officer's Certificate certifying that (i) the release of the Released Trust Moneys complies with the terms and conditions of
         Section 6.15 of this Indenture, (ii) there is no Default or Event of Default in effect or continuing on the date thereof, (iii) the release of the Released Trust Moneys will not result in a Default or Event of Default hereunder and (iv) all conditions precedent to such release have been complied with;

                 (c) All documentation required under Section 314(d) of the Trust Indenture Act; and

                 (d) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Collateral Agent and the Trustee in connection with a Permitted Related Acquisition conform to the requirements of this Indenture and the Trust Indenture Act and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

                 Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Released Trust Moneys as directed and specified by the Company or its Subsidiary.



SECTION 13.5. Withdrawal of Trust Moneys for Retention by the Company or its Subsidiaries.

                 To the extent that any Trust Moneys consist of Net Available Cash received by the Trustee pursuant to the provisions of Section 6.15 (including Asset Sales relating to Obsolete Assets), and the Company (or a Subsidiary of the Company if such Subsidiary has engaged in an Asset Sale, including an Asset Sale relating to Obsolete Assets) intends to retain, subject to the limitations set forth in Section 6.15, all or a portion of such Net Available Cash (the "Retained Trust Moneys"), such Trust Moneys may be withdrawn by the Company or its Subsidiary and shall be paid by the Trustee to the Company or its Subsidiary (or as otherwise directed by the

Company or its Subsidiary) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

                 (a) A notice (each, a "Withdrawal Notice"), which shall (i) refer to this Section 13.5, (ii) contain all documents referred to below, (iii) describe with particularity the Retained Trust Moneys and the Asset Sale from which such Retained Trust Moneys were held as Collateral and (iv) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

                 (b) An Officer's Certificate certifying that (i) the release of the Retained Trust Moneys complies with the terms and conditions of
         Section 6.15 of the Indenture (including, but not limited to, a specific statement that (A) the Net Available Cash from the sale of Obsolete Assets retained by the Company and its Subsidiaries does not exceed $1,000,000 in the aggregate in any given year and (B) from the Issue Date, the aggregate of the Net Available Cash of Asset Sales (other than from Asset Sales relating to Obsolete Assets) retained by the Companies and its Subsidiaries does not exceed $1,000,000, regardless of whether the funds retained by the Company and its Subsidiaries constitute Collateral Proceeds or Non-Collateral Proceeds), (ii) there is no Default or Event of Default in effect or continuing on the date thereof, (iii) the release of the Retained Trust Moneys will not result in a Default or Event of Default hereunder and (iv) all conditions precedent to such release have been complied with;

                 (c) All documentation required under Section 314(d) of the Trust Indenture Act; and

                 (d) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Collateral Agent and the Trustee in connection with a release of Retained Trust Moneys conform to the requirements of this Indenture and the Trust Indenture Act and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

                 Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Retained Trust Moneys as directed and specified by the Company or its Subsidiary.

SECTION 13.6.    Withdrawal of Trust Moneys on Basis of Retirement of
                 Securities.

                 Trust Moneys may be withdrawn by the Company to be applied to the redemption and retirement of the Securities under the circumstances permitted by this Indenture and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

                 (a) a Board Resolution requesting the withdrawal and payment of a specified amount of Trust Moneys for the purpose of retiring or redeeming a portion of the Securities under the circumstances permitted by this Indenture;

                 (b) an Officer's Certificate, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys, certifying that (i) redemption or retirement of the Securities complies with the provisions of the Indenture, (ii) there is no Default or Event of Default in effect or continuing on the date thereof, (iii) the release of the Trust Moneys for the purpose of retiring or redeeming Securities will not result in a Default or Event of Default hereunder and (iv) all conditions precedent herein provided relating to such withdrawal and application have been complied with;

                 (c) All documentation required under Section 314(d) of the Trust Indenture Act; and

                 (d) an Opinion of Counsel stating that the Trust Moneys whose withdrawal and payment is then requested may be lawfully paid over under this Section 13.6 and that all conditions precedent herein provided relating to such withdrawal have been complied with.

                 Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Trust Moneys as directed and specified by such Company Order.



SECTION 13.7.    Investment of Trust Moneys.

                 All or any part of any Trust Moneys held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to the written or confirmed facsimile direction of the Company, which shall specify the Cash Equivalents in which such Trust Moneys shall be invested. Unless an Event of Default occurs and is continuing, any interest in such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

                 The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 13.7.


                                  ARTICLE XIV

                       DEFEASANCE AND COVENANT DEFEASANCE


SECTION 14.1.    Company's Option to Effect Defeasance or Covenant Defeasance.

                 The Company may at its option by Board Resolution, at any time, elect to have either Section 14.2 or Section 14.3 applied to the Outstanding Securities upon compliance with the applicable conditions set forth below in this Article XIV.



SECTION 14.2.    Defeasance and Discharge.

                 Upon the Company's exercise of the option provided in Section
14.1 applicable to this Section 14.2, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities (other than those specified in the next sentence) on the date the applicable conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Section
14.4 and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 6.2 and 6.26 and with respect to the Trustee under Section 9.7, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and
(D) this Article XIV. Subject to compliance with the applicable conditions under this Article XIV, the Company may exercise its option under this Section
14.2 notwithstanding the prior exercise of its option under Section 14.3.

SECTION 14.3.    Covenant Defeasance.

                 Upon the Company's exercise of the option provided in Section
14.1 applicable to this Section 14.3, (i) the Company shall be released from its obligations under Sections 6.9 through 6.25 and (ii) the occurrence of an event specified in Section 8.1(vi) (with respect to any of Section 6.9 through 6.25), 8.1(vii) and (viii)) shall not be deemed to be an Event of Default (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly, or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.



SECTION 14.4.    Conditions to Defeasance or Covenant Defeasance.

                 Except as otherwise indicated below, the following shall be the conditions to application of either Section 14.2 or Section 14.3 to the then Outstanding Securities:

                 The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                 (1) the Company shall irrevocably have deposited or caused to be deposited in trust with the Trustee (or another trustee satisfying the requirements of Section 9.9 who shall agree to comply with the provisions of this Article applicable to the Trustee) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or
         (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount sufficient to pay the principal of and each installment of interest on the Securities on the Maturity Date of such principal or Interest Payment Date, as the case may be, in accordance with the terms of this Indenture and of the Securities, or
         (C) a combination of (A) and (B);


                 (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                 (3) 123 days pass after the deposit is made and during the 123-day period no Default relating to bankruptcy and insolvency events with respect to the Company occurs which is continuing at the end of the period;

                 (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                 (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that (i) the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, (ii) the Holders have a valid first priority perfected security interest in the trust funds, and
         (iii) after passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the Bankruptcy Law or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (A) the trust funds will no longer remain the property of the Company (and therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (B) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to Holders, the Trustee will hold, for the benefit of the Holders, a valid first priority perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the Bankruptcy Law on interest on the trust funds accruing after the commencement of a case under such statute and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

                 (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the Indenture there has been a change in the applicable U.S. Federal income tax law or a regulation clarifying existing law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                 (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the

         Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                 (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities have been complied with.



SECTION 14.5. Deposited Money and U.S. Government Obligations to be held in Trust; Other Miscellaneous Provisions.

                 Subject to the provisions of the last paragraph of Section 6.26, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively, for purposes of this Section 14.5 and Section 14.6, the "Trustee") pursuant to Section 14.4 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and interest.

                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 14.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

                 Anything in this Article XIV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 14.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

                 The provisions of the last paragraph of Section 6.26 shall apply to any money held by the Trustee or any Paying Agent under this Article XIV that remains unclaimed for two years after the Maturity Date of any Securities for which money or Government Obligations have been deposited pursuant to Section 14.4.

SECTION 14.6.    Reinstatement.

                 If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 14.5 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 14.5; provided, however, that if the Company makes any payment of principal of or interest on any Security following the reinstatement of the Company's obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.



SECTION 14.7.    Intervention.

                 The Company's Wholly-Owned Subsidiaries, Erlanger Tubular Corporation, Imperial Adhesives, Inc., Koppel Steel Corporation, Newport Steel Corporation, Northern Kentucky Air, Inc., and Northern Kentucky Management, Inc., hereby intervene in this Indenture in furtherance of the purposes hereof and in the Security Documents to which each is a party.

                            -------------------------

                 THUS DONE AND PASSED in multiple originals, on the date first above written, at [INSERT CITY AND STATE], in the presence of the undersigned competent witnesses, and of the undersigned Notary Public, after due reading of the whole.

WITNESSES TO ALL                        NS GROUP, INC.
SIGNATURES:

- ------------------------------          BY:
                                           -----------------------------------
PRINTED NAME:                           PRINTED NAME:
             -----------------                       -------------------------
                                        TITLE:
                                               -------------------------------

                                        THE HUNTINGTON NATIONAL BANK,
                                            AS TRUSTEE


- ------------------------------          BY:
                                           -----------------------------------
PRINTED NAME:                           PRINTED NAME:
             -----------------                       -------------------------
                                        TITLE:
                                              --------------------------------


                                        ACCEPTED TO AND AGREED TO BY:


                                        ERLANGER TUBULAR CORPORATION



                                        BY:
                                           -----------------------------------
                                        PRINTED NAME:
                                                     -------------------------
                                        TITLE:
                                              --------------------------------

                                        IMPERIAL ADHESIVES, INC.


                                        BY:
                                             ---------------------------------
                                        PRINTED NAME:
                                                       -----------------------
                                        TITLE:
                                                ------------------------------


                                        KOPPEL STEEL CORPORATION


                                        BY:
                                             ---------------------------------
                                        PRINTED NAME:
                                                       -----------------------
                                        TITLE:
                                                ------------------------------


                                        NEWPORT STEEL CORPORATION


                                        BY:
                                             ---------------------------------
                                        PRINTED NAME:
                                                       -----------------------
                                        TITLE:
                                                ------------------------------


                                        NORTHERN KENTUCKY AIR, INC.


                                        BY:
                                             ---------------------------------
                                        PRINTED NAME:
                                                       -----------------------
                                        TITLE:
                                                ------------------------------

                                        NORTHERN KENTUCKY MANAGEMENT,
                                        INC.


                                        BY:
                                             ---------------------------------

                                        PRINTED NAME:
                                                       -----------------------

                                        TITLE:
                                                ------------------------------


                               -------------------------
                                     NOTARY PUBLIC

                 PRINTED NAME:
                                -------------------------------

                 MY COMMISSION IS ISSUED FOR LIFE.